Exhibit 10.8
AGREEMENT TO CONTRIBUTE
AMONG
NORTHLAND PORTFOLIO L.P., a Delaware limited partnership,
NORTHLAND FUND L.P., a Delaware limited partnership
NORTHLAND FUND II, L.P., a Delaware limited partnership
NORTHLAND FUND III, L.P., a Delaware limited partnership
NORTHLAND INVESTMENT CORPORATION, a Massachusetts corporation
NORTHLAND AUSTIN INVESTORS LLC, a Delaware limited liability company
AUSTIN INVESTORS L.P., a Delaware limited partnership
DRAKE INVESTORS L.P., a Delaware limited partnership
TATSTONE INVESTORS L.P., a Delaware limited partnership
TARRAGON CORPORATION, a Nevada corporation
AND
ANSONIA LLC, a Delaware limited liability company

AGREEMENT TO CONTRIBUTE
     This AGREEMENT TO CONTRIBUTE (this “Agreement”) is entered into as of this 31st day of March, 2008, by and among NORTHLAND PORTFOLIO L.P., a Delaware limited partnership (“Northland Portfolio”), NORTHLAND FUND L.P., a Delaware limited partnership (“Northland Fund I”), NORTHLAND FUND II, L.P., a Delaware limited partnership (“Northland Fund II”), NORTHLAND FUND III, L.P., a Delaware limited partnership (“Northland Fund III”), NORTHLAND INVESTMENT CORPORATION, a Massachusetts corporation (“NIC”), NORTHLAND AUSTIN INVESTORS LLC, a Delaware limited liability company (“Northland Austin”), AUSTIN INVESTORS L.P., a Delaware limited partnership (“Austin Investors”), DRAKE INVESTORS L.P., a Delaware limited partnership (“Drake”), TATSTONE INVESTORS L.P., a Delaware limited partnership company (“Tatstone” and together with Northland Portfolio, Northland Fund I, Northland Fund II, Northland Fund III, NIC, Northland Austin, Austin Investors and Drake, collectively, “Northland”), TARRAGON CORPORATION, a Nevada corporation (“Tarragon Corporation”), ANSONIA LLC, a Delaware limited liability company (“Ansonia”, together with Tarragon Corporation, collectively, “Tarragon”).
RECITALS
     WHEREAS, each of Northland Portfolio, Northland Fund I, Northland Fund II, Northland Fund III, NIC, Northland Austin, Austin Investors, Drake, Tatstone, Tarragon Corporation and Ansonia (each a “Contributor”) wishes to cause a new Delaware limited liability company to be known as Northland Properties LLC (the “New Company”) to be formed on or before the First Closing (as defined below), and having (pursuant to the First Closing and/or pursuant to one or more of the subsequent Closings contemplated hereby) each of Northland Portfolio, Northland Fund I, Northland Fund II, Northland Fund III, NIC, Northland Austin, Austin Investors, Drake, Tatstone, Tarragon Corporation, or to the extent Tarragon SPE is formed to hold the Common Units (hereinafter defined) issuable to Tarragon Corporation by the New Company, Tarragon SPE, and Ansonia as members (each, a “Member”, and collectively, the “Members”) and have fully negotiated the form of limited liability company operating agreement of the New Company attached hereto as Exhibit A (the “Limited Liability Company Agreement”) and the documents related thereto, which include a tax matters agreement (the “Tax Matters Agreement”) in the form of Exhibit D and an interim management agreement (the “Interim Management Agreement”) in the form of Exhibit B, as more fully described below;
     WHEREAS, Northland Portfolio is the owner, directly or indirectly, of certain membership and/or limited partnership interests and/or 100% of the stock in those entities identified on Schedule A-1, representing the economic, voting and other rights in such entities (collectively, the “Northland Portfolio Companies”), as more particularly set forth in those certain Operating Agreements and Limited Partnership Agreements of the Northland Portfolio Companies identified on Schedule A-1 (as the same may be amended or modified, collectively, the “Northland Portfolio Operating Agreements”);

     WHEREAS, Northland Fund I is the owner, directly or indirectly, of certain membership and/or limited partnership interests in those entities identified on Schedule A-2, representing the economic, voting and other rights in such entities (collectively, the “Northland Fund I Companies”), as more particularly set forth in those certain Operating Agreements and Limited Partnership Agreements of the Northland Fund I Companies identified on Schedule A-2 (as the same may be amended or modified, collectively, the “Northland Fund I Operating Agreements”);
     WHEREAS, Northland Fund II is the owner, directly or indirectly, of certain membership and/or limited partnership interests and/or 100% of the stock in those entities identified on Schedule A-3, representing the economic, voting and other rights in such entities (collectively, the “Northland Fund II Companies”), as more particularly set forth in those certain Operating Agreements and Limited Partnership Agreements of the Northland Fund II Companies identified on Schedule A-3 (as the same may be amended or modified, collectively, the “Northland Fund II Operating Agreements”);
     WHEREAS, Northland Fund III is the owner of certain membership and/or limited partnership interests in those entities identified on Schedule A-4, representing the economic, voting and other rights in such entities (collectively, the “Northland Fund III Companies”), as more particularly set forth in those certain Operating Agreements and Limited Partnership Agreements of the Northland Fund III Companies identified on Schedule A-4 (as the same may be amended or modified, collectively, the “Northland Fund III Operating Agreements”);
     WHEREAS, NIC is the owner of certain membership interests in those entities identified on Schedule A-5, representing the economic, voting and other rights in such entities (collectively, the “NIC Companies” and together with the Northland Portfolio Companies, the Northland Fund I Companies, the Northland Fund II Companies, and the Northland Fund III Companies, collectively, the “Northland Companies”, and, each a “Northland Company”), as more particularly set forth in those certain Operating Agreements of the NIC Companies identified on Schedule A-5 (as the same may be amended or modified, collectively, the “NIC Operating Agreements” and together with the Northland Portfolio Operating Agreements, the Northland Fund I Operating Agreements, the Northland Fund II Operating Agreements, and the Northland Fund III Operating Agreements, collectively, the “Northland Operating Agreements”);
     WHEREAS, Northland Austin is the owner of certain limited partnership interests in Northland Austin Portfolio L.P., which is one of the Northland Fund I Companies;
     WHEREAS, Austin Investors is the owner of certain limited partnership interests in Northland Austin Portfolio L.P., which is one of the Northland Fund I Companies;
     WHEREAS, Drake is the owner of certain membership interests in Northland Memphis Portfolio LLC, which is one of the Northland Fund I Companies;
     WHEREAS, Tatstone is the owner of certain membership interests in Northland Tatnuck LLC, which is one of the Northland Fund II Companies;

     WHEREAS, the Contribution Percentage of each of the Northland Contributors in the Northland Companies and the Northland Properties is set forth in Schedule F-1;
     WHEREAS, Tarragon Corporation, directly or indirectly, is the owner of the membership and/or limited partnership interests in those entities identified on Schedule A-6, representing certain economic, voting and other rights in such entities (collectively, the “Tarragon Companies”), as more particularly set forth in those certain Operating Agreements and Limited Partnership Agreements of the Tarragon Companies as identified on Schedule A-6 (as the same may be amended or modified, collectively, the “Tarragon Operating Agreements”);
     WHEREAS, Ansonia is the owner of certain limited partnership interests in Ansonia Apartments, L.P., which is one of the Tarragon Companies;
     WHEREAS, the Contribution Percentage of each of the Tarragon Contributors in the Tarragon Companies and the Tarragon Properties is set forth in Schedule F-2;
     WHEREAS, prior to each Closing affecting a transfer of interests in any of the Tarragon Companies, Tarragon Corporation and Ansonia intend to restructure the Tarragon Companies and their ownership in the Tarragon Companies as described in more detail in Schedule G attached hereteo (the “Tarragon Restructuring”), such that Tarragon and Ansonia will after giving effect to the Tarragon Restructuring own, directly or indirectly through one or more of the Tarragon Companies, certain membership and/or limited partnership interests in those certain entities identified on Schedule A-7, representing certain economic, voting and other rights in such entities (and, after giving effect to the Tarragon Restructuring, all references in this Agreement or in Related Document to the “Tarragon Companies” or the “Tarragon Company Interests” shall be deemed to be a reference to the entities and interests identified on Schedule A-7, and not to the entities and interests identified on Schedule A-6);
     WHEREAS, the Northland Portfolio Companies are the owners of the Real Property (defined below) described on Schedule B-1 attached hereto;
     WHEREAS, the Northland Fund I Companies are the owners of the Real Property described on Schedule B-2 attached hereto;
     WHEREAS, the Northland Fund II Companies are the owners of the Real Property described on Schedule B-3 attached hereto;
     WHEREAS, the Northland Fund III Companies are the owners of the Real Property described on Schedule B-4 attached hereto;
     WHEREAS, the NIC Companies are the owners of the Real Property described on Schedule B-5 attached hereto;
     WHEREAS, the Tarragon Companies are the owners of the Real Property described on Schedule B-6 attached hereto;
     WHEREAS, upon one or more Closings, Northland Portfolio wishes to contribute to the New Company all of Northland Portfolio’s right, title and interest in and to the Northland

Portfolio Companies under the Northland Portfolio Operating Agreements (the “Northland Portfolio Company Interests”), and the New Company shall (i) accept contribution of the Northland Portfolio Company Interests, and (ii) issue to Northland Portfolio Common Units in the New Company in exchange for such contribution, as more fully described below;
     WHEREAS, upon one or more Closings, Northland Fund I wishes to contribute to the New Company all of Northland Fund I’s right, title and interest in and to the Northland Fund I Companies under the Northland Fund I Operating Agreements (the “Northland Fund I Company Interests”), and the New Company shall (i) accept contribution of the Northland Fund I Company Interests, and (ii) issue to Northland Fund I Common Units in the New Company in exchange for such contribution, as more fully described below;
     WHEREAS, upon one or more Closings, Northland Fund II wishes to contribute to the New Company all of Northland Fund II’s right, title and interest in and to the Northland Fund II Companies under the Northland Fund II Operating Agreements (the “Northland Fund II Company Interests”), and the New Company shall (i) accept contribution of the Northland Fund II Company Interests, and (ii) issue to Northland Fund II Common Units in the New Company in exchange for such contribution, as more fully described below;
     WHEREAS, upon one or more Closings, Northland Fund III wishes to contribute to the New Company all of Northland Fund III’s right, title and interest in and to the Northland Fund III Companies under the Northland Fund III Operating Agreements (the “Northland Fund III Company Interests”), and the New Company shall (i) accept contribution of the Northland Fund III Company Interests, and (ii) issue to Northland Fund III Common Units in the New Company in exchange for such contribution, as more fully described below;
     WHEREAS, upon one or more Closings, NIC wishes to contribute to the New Company all of NIC’s right, title and interest in and to the NIC Companies under the NIC Operating Agreements (the “NIC Company Interests”), and the New Company shall (i) accept contribution of the Northland Fund III Company Interests, and (ii) issue to NIC Common Units in the New Company in exchange for such contribution, as more fully described below;
     WHEREAS, upon one or more Closings, Northland Austin wishes to contribute to the New Company all of Northland Austin’s right, title and interest in and to Northland Austin Portfolio L.P. (the “Northland Austin Company Interests”), and the New Company shall (i) accept contribution of the Northland Austin Company Interests, and (ii) issue to Northland Austin Common Units in the New Company in exchange for such contribution, as more fully described below;
     WHEREAS, upon one or more Closings, Austin Investors wishes to contribute to the New Company all of Austin Investors’s right, title and interest in and to Northland Austin Portfolio L.P. (the “Austin Investors Company Interests”), and the New Company shall (i) accept contribution of the Austin Investors Company Interests, and (ii) issue to Austin Investors Common Units in the New Company in exchange for such contribution, as more fully described below;

     WHEREAS, upon one or more Closings, Drake wishes to contribute to the New Company all of Drake’s right, title and interest in and to Northland Memphis Portfolio L.P. (the “Drake Company Interests”), and the New Company shall (i) accept contribution of the Drake Company Interests, and (ii) issue to Drake Common Units in the New Company in exchange for such contribution, as more fully described below;
     WHEREAS, upon one or more Closings, Tatstone wishes to contribute to the New Company all of Tatstone’s right, title and interest in and to Northland Tatnuck LLC (the “Tatstone Company Interests”), and the New Company shall (i) accept contribution of the Tatstone Company Interests, and (ii) issue to Tatstone Common Units in the New Company in exchange for such contribution, as more fully described below;
     WHEREAS, upon one or more Closings, Tarragon Corporation wishes to contribute to the New Company all of Tarragon Corporation’s right, title and interest in and to the Tarragon Companies under the Tarragon Company Operating Agreements (the “Tarragon Corporation Company Interests”), and the New Company shall (i) accept contribution of the Tarragon Corporation Company Interests, and (ii) issue to Tarragon Corporation Common Units in the New Company in exchange for such contribution, as more fully described below;
     WHEREAS, upon one or more Closings, Ansonia wishes to contribute to the New Company all of Ansonia’s right, title and interest in and to the Tarragon Companies under the Tarragon Company Operating Agreements (the “Ansonia Company Interests” and, together with the Tarragon Corporation Company Interests, the “Tarragon Company Interests”), and the New Company shall (i) accept contribution of the Ansonia Company Interests, and (ii) issue to Ansonia Common Units in the New Company in exchange for such contribution, as more fully described below.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance on all representations, warranties and covenants made by each of the parties hereto, Northland and Tarragon agree as follows:
DEFINITIONS
     The following terms as used in this Agreement will have the meanings ascribed to them as set forth below unless the context clearly requires another meaning. The terms set forth below do not constitute all defined terms set forth in this Agreement. Such other defined terms shall have the meanings ascribed to them elsewhere in this Agreement.
     “Act” means the Securities Act of 1933.
     “Action” shall mean any claim, suit, litigation, injunction, stay, labor dispute, arbitration, investigation, audit or other action or proceeding, including, without limitation, any condemnation action.
     “Affiliate” shall mean any entity in which the Person in question owns directly or indirectly more than fifty percent (50%) of the voting stock or similar interests issued by such entity or any entity controlling, controlled by or under common control with the Person in question.

     “Affiliate Management Agreement” has the meaning set forth in Section 1.4.
     “Agreement” has the meaning set forth in the Recitals.
     “Ansonia” has the meaning set forth in the introductory paragraph.
     “Ansonia Company Interests” has the meaning set forth in the Recitals.
     “Assumed Debt” shall mean one or more, as the case may be, of the Northland Assumed Debt and the Tarragon Assumed Debt.
     “Austin Investors” has the meaning set forth in the introductory paragraph.
     “Austin Investors Company Interests” has the meaning set forth in the Recitals.
     “Authority” shall mean a governmental body or agency having jurisdiction over Northland, Tarragon, or the Properties.
     “Bermuda Island Purchase Agreement” has the meaning set forth in Section 1.2.
     “Business Day” means any weekday that is not an official holiday in the State of New York.
     “Cash” means cash and monetary equivalents, including money funds and other short-term investments, but excluding tenant security deposits, escrow balances and reserves held by a lender for the account of a Contributed Company.
     “Casualty” has the meaning set forth in Section 8.1.
     “Casualty Sum” has the meaning set forth in Section 8.1.
     “Closing” and “Closing Date” have the meaning set forth in Section 1.3.
     “Closing Notice” has the meaning set forth in Section 1.3.
     “Closing Conditions” shall mean one or more, as the case may be, of the Northland Closing Conditions or the Tarragon Closing Conditions.
     “Code” shall mean the Internal Revenue Code of 1986, as amended, and applicable rules and regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.
     “Common Units” means the units of membership interest in the New Company to be issued to the Contributors hereunder, and having the designations, preferences, rights, powers and duties as set forth in the Limited Liability Company Agreement.
     “Companies” shall mean one ore more, as the case may be, of the Northland Companies and the Tarragon Companies.

     “Company Interests” shall mean one or more, as the case may be, of the Northland Company Interests and the Tarragon Company Interests.
     “Competing Transaction” has the meaning set forth in Section 9.2.
     “Condemnation” has the meaning set forth in Section 8.2.
     “Condemnation Sum” has the meaning set forth in Section 8.2.
     “Contracts” shall mean one or more, as the case may be, of the Northland Contracts or the Tarragon Contracts.
     “Contributed Companies” has the meaning set forth in Section 1.1(a).
     “Contributed Properties” has the meaning set forth in Section 1.1(a).
     “Contributing Group” shall mean one or more, as the case may be, of the Northland Contributors or the Tarragon Contributors.
     “Contribution Percentage” shall mean, for each Contributor in respect of each of its Contributed Companies or Contributed Properties, as the case may be, the direct or indirect ownership interest of such Contributor in such Contributed Company or Contributed Property, in each case as specified in Schedule F-1 with respect to the Northland Contributors and Schedule F-2 with respect to the Tarragon Contributors.
     “Contributor” shall mean any of Northland Portfolio, Northland Fund I, Northland Fund II, Northland Fund III, NIC, Northland Austin, Austin Investors, Drake, Tatstone, Tarragon Corporation and Ansonia, as applicable.
     “Drake” has the meaning set forth in the introductory paragraph.
     “Drake Company Interests” has the meaning set forth in the Recitals.
     “Equity Value” has the meaning set forth in Section 1.1(a).
     “Excess Gain” means with respect to any (i) interest (an “Interest”) in an entity treated as a partnership for U.S. federal tax purposes that is contributed to the New Company on an applicable Closing Date if such entity remains as a partnership for U.S. federal tax purposes immediately after such contribution (a “Northland Partnership”), and (ii) any property (including partnership interests) owned directly or indirectly by such Northland Partnership, (collectively, any Interest, any such partnership interest and other property being referred to as the “Deemed Contributed Property”) the excess of (A) the amount of income and gain allocated to the Tarragon Contributors (and their Affiliates) for federal income tax purposes upon the sale or other disposition of such Deemed Contributed Property over (B) the amount of income and gain for federal income tax purposes that would have been allocated to the Tarragon Contributors (and their Affiliates) upon the sale or other disposition of such Deemed Contributed Property, if (x) such Deemed Contributed Property (or the portion of such Deemed Contributed Property based on portion of such income and gain from such disposition allocated to New

Company, if the New Company does not own for federal income tax purposes a direct 100% interest in such Deemed Contributed Property) had been contributed directly to the New Company on the relevant Closing Date by the contributor(s) of the Interest in the Northland Partnership that owned a direct or indirect interest in such Deemed Contributed Property, (y) Code Section 704(c) had applied to such contribution and (z) the Section 704(c) allocation method actually adopted or selected pursuant to Section 6.3(b) of the Limited Liability Company Agreement with respect to the “section 704(c) property” (as defined in Treasury Regulations Section 1.704-3(a)(3)(i)) attributable to such Deemed Contributed Property applied to such contribution.
     “Executive Order” has the meaning set forth in Section 3.2(t).
     “Final Closing Date” has the meaning set forth in Section 1.3.
     “First Closing” and “First Closing Date” have the meaning set forth in Section 1.3.
     “GE Lender” has the meaning set forth in Section 2.1(a).
     “Hazardous Substances” and “Hazardous Wastes” shall mean any substance, chemical, waste or material that is or becomes regulated by any federal, state or local Authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity, including, without limitation, asbestos, the group of compounds known as polychlorinated biphenyls, flammable explosives, oil, petroleum or any refined petroleum product.
     “Income Taxes” means any Tax based upon or measured by reference to net income, including any such Tax imposed on a Person pursuant to Treasury Regulations Section 1.1502-6 or any analogous or similar state, local, or foreign law or regulation, as transferee or successor, by contract or otherwise.
     “Indemnitee” has the meaning set forth in Section 5.1(a).
     “Indemnitor” has the meaning set forth in Section 5.1(a).
     “Intangibles”, with respect to each of the Properties shall mean all intangible property owned or used by the Contributor of such Property (or its Affiliate) exclusively in connection with the ownership, use, operation or development of the Property, including, without limitation: (i) the right to use the applicable name listed on Schedules C-1 and C-2 and any other trade names used in connection with the Property, (ii) the Contracts, (iii) the Tenant Leases, all guaranties of the Tenant Leases, all security deposits under the Tenant Leases (unless such Contributor elects instead to have them credited to the New Company), all other security, if any, under the Tenant Leases and any rent prepaid under the Tenant Leases and (iv) all Northland Licenses and/or Tarragon Licenses and any warranties, guaranties and other rights relating exclusively to the ownership, use, operation or development of the Property to the extent transferable, but excluding the Northland Excluded Property and the Tarragon Excluded Property.

     “Interim Management Agreement” shall mean that certain Management Agreement by and between each Contributor, as owner, and the Management JV, as manager, in the form attached hereto as Exhibit B.
     “Law” or “Laws” has the meaning set forth in Section 3.2(e) and 3.3(e).
     “Lender Consents” shall mean the Tarragon Lender Consents or the Northland Lender Consents, as applicable.
     “Limited Liability Company Agreement” shall mean the Limited Liability Company Agreement of the New Company to be dated as of the First Closing Date by and among the Members in the form attached hereto as Exhibit A.
     “Loss” or “Losses” shall mean any and all claims, losses, damages, costs, liabilities, Taxes, causes of action and expenses, including, without limitation, attorney’s fees and disbursements, whether direct, contingent or consequential.
     “Management Agreement: has the meaning set forth in Section 1.4.
     “Management JV” has the meaning set forth in Section 1.4.
     “Material Adverse Effect” shall mean any circumstance, event, occurrence, change or effect that is, or would be, or would reasonably be expected to have a material adverse effect on the Companies, the Real Properties, Personal Property or Intangibles being contributed by the Northland Contributors or the Tarragon Contributors, as the case may be, or the use, operation or value thereof, in each case taken as a whole.
     “Material Casualty” has the meaning set forth in Section 8.1.
     “Material Condemnation” has the meaning set forth in Section 8.2.
     “Members” has the meaning set forth in the Recitals.
     “New Company” has the meaning set forth in the Recitals.
     “NIC” has the meaning set forth in the introductory paragraph.
     “NIC Companies” has the meaning set forth in the Recitals.
     “NIC Company Interests” has the meaning set forth in the Recitals.
     “NIC Operating Agreements” has the meaning set forth in the Recitals.
     “New Company” has the meaning set forth in the Recitals.
     “Northgate Purchase Agreement” has the meaning set forth in Section 1.2.
     “Northland” has the meaning set forth in the introductory paragraph.

     “Northland Austin” has the meaning set forth in the introductory paragraph.
     “Northland Austin Company Interests” has the meaning set forth in the Recitals.
     “Northland Assumed Debt” shall mean the existing mortgage and/or mezzanine financing encumbering the Northland Company Interests or the Northland Property as of the date of this Agreement as described in Schedule E-1 hereto.
     “Northland Closing Conditions” shall have the meaning set forth in Section 2.1
     “Northland Companies” has the meaning set forth in the Recitals.
     “Northland Company Interests” shall mean, collectively, the Northland Portfolio Company Interests, the Northland Fund I Company Interests, the Northland Fund II Company Interests, the NIC Company Interests, the Northland Austin Company Interests, the Austin Investors Company Interests, the Drake Company Interests and the Tatstone Company Interests.
     “Northland Consents” has the meaning set forth in Section 2.2(c).
     “Northland 2/3s Consent” has the meaning set forth in Section 2.2(a).
     “Northland Contracts” shall mean, subject to the terms of this definition below, all contracts, undertakings, commitments, agreements, obligations, guarantees and warranties (i) relating to the Northland Property, (ii) to which any of the Northland Companies are a party or (iii) by which any of the Northland Companies or the Northland Property is bound, including, without limitation, utility contracts, management contracts, construction contracts, maintenance and service contracts, parking contracts, equipment leases and brokerage and leasing agreements, but excluding (i) except as provided in Section 1.4, any Affiliate Management Agreements, (ii) the Northland Leases and (iii) the Northland Debt Instruments.
     “Northland Contributor” shall mean any of Northland Portfolio, Northland Fund I, Northland Fund II, Northland Fund III, NIC, Northland Austin, Austin Investors, Drake, and Tatstone, as applicable.
     “Northland Debt Instruments” shall mean all agreements and other instruments securing or evidencing the Northland Assumed Debt or otherwise executed and delivered in connection therewith.
     “Northland Excluded Property” shall mean: (i) all Cash of the Northland Companies as of the Prorations Date that is distributed to the Northland Companies at Closing pursuant to Section 1.1, (ii) the name “Northland” and all permutations thereof and all related tradenames, trademarks, service marks and logos incorporating any thereof and all pending applications and registrations thereof, (iii) the Northland web site located at http://www.northland.com/ (and all sub-pages thereunder) and all related domain names, internet registrations and copyrights therein used to market, advertise or promote the “Northland” name generally, (iv) any assets which Northland or its Affiliates contribute to the Management JV, and (v) licenses or other rights to computer software, programs or other information technology or accounting or property management systems.

     “Northland Fund I” has the meaning set forth in the introductory paragraph.
     “Northland Fund I Companies” has the meaning set forth in the Recitals.
     “Northland Fund I Company Interests” has the meaning set forth in the Recitals.
     “Northland Fund I Operating Agreements” has the meaning set forth in the Recitals.
     “Northland Fund II” has the meaning set forth in the introductory paragraph.
     “Northland Fund II Companies” has the meaning set forth in the Recitals.
     “Northland Fund II Company Interests” has the meaning set forth in the Recitals.
     “Northland Fund II Operating Agreements” has the meaning set forth in the Recitals.
     “Northland Fund III” has the meaning set forth in the introductory paragraph.
     “Northland Fund III Companies” has the meaning set forth in the Recitals.
     “Northland Fund III Company Interests” has the meaning set forth in the Recitals.
     “Northland Fund III Operating Agreements” has the meaning set forth in the Recitals.
     “Northland Leases” shall mean all leases, tenancy and occupancy agreements affecting the Northland Property (including, without limitation, all amendments, modifications, agreements, records, substantive correspondence and other documents affecting in any way a right to occupy any portion of the Northland Property).
     “Northland Lender Consents” shall mean, collectively, all approvals, consents, acknowledgments, agreements and authorizations to the transaction contemplated hereby from the holders of the Northland Assumed Debt required under the Northland Debt Instruments or as otherwise reasonably requested by Tarragon.
     “Northland Licenses” has the meaning set forth in Section 3.3(c).
     “Northland Operating Agreements” has the meaning set forth in the Recitals.
     “Northland Portfolio” has the meaning set forth in the introductory paragraph.
     “Northland Portfolio Companies” has the meaning set forth in the Recitals.
     “Northland Portfolio Company Interests” has the meaning set forth in the Recitals.
     “Northland Portfolio Operating Agreements” has the meaning set forth in the Recitals.
     “Northland Property” shall mean, collectively and individually, all (A) Real Property of (i) the Northland Portfolio Companies as described on Schedule B-1 attached hereto, (ii) the Northland Fund I Companies as described on Schedule B-2 attached hereto, (iii) the Northland

Fund II Companies as described on Schedule B-3 attached hereto, (iv) the Northland Fund III Companies as described on Schedule B-4 attached hereto, and (v) the NIC Companies as described on Schedule B-5 attached hereto (each of items A(i), (ii), (iii), (iv) and (v), collectively, the “Northland Real Property”), (B) Personal Property of (i) the Northland Portfolio Companies as described on Schedule D-1 attached hereto, (ii) the Northland Fund I Companies as described on Schedule D-2 attached hereto, (iii) the Northland Fund II Companies as described on Schedule D-3 attached hereto, (iv) the Northland Fund III Properties as described on Schedule D-4 attached hereto, and (v) the NIC Properties as described on Schedule D-5 attached hereto (each of items B(i), (ii), (iii), (iv) and (v), collectively, the “Northland Personal Property”), and (C) Intangibles owned by Northland. All references in this Agreement to the Northland Property shall be deemed to refer to all or any portion of the Northland Property.
     “Northland Rent Roll” has the meaning set forth in Section 2.2(h)(iii).
     “Northland Restructuring” has the meaning set forth in Section 1.2.
     “Notice” has the meaning set forth in Section 5.3(a).
     “OFAC” and “OFAC Lists” have the meaning set forth in Section 3.2(t).
     “Permitted Exceptions” shall mean and include all of the following items: (a) applicable zoning and building ordinances and land use regulations, as of the date of this Agreement and as of the date of each Closing, (b) any deed, easement, restriction, covenant or other matter affecting title to the Northland Property or Tarragon Property that would be disclosed by a title report, title policy or title commitment of the Northland Property or Tarragon Property, as the case may be, on the date of this Agreement, (c) such state of facts as would be disclosed by a physical inspection of the Northland Property or the Tarragon Property, as the case may be, as of the date of this Agreement, (d) the lien of taxes and assessments not yet due and payable, as of the date of this Agreement and as of the date of Closing, and (e) liens securing the payment of the Assumed Debt. Permitted Exceptions shall not include any lien that secures the payment of money (other than the Assumed Debt), including, without limitation, mechanics liens, which the Contributor contributing such Property shall remove or cure on or before Closing.
     “Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, business trust, limited liability company, trust, unincorporated organization or government or a political subdivision, agency or instrumentality thereof or other entity or organization of any kind.
     “Personal Property” shall mean all tangible personal property owned by a Contributor located on or in or used exclusively in connection with the Real Property of such Contributor as of the date of this Agreement or on the applicable the Closing Date with respect to such Real Property, including, without limitation, all equipment, systems and appliances relating to the Property and other items listed in Schedules D-1 through D-6 attached hereto, but excluding the Northland Excluded Property and the Tarragon Excluded Property. Personal Property shall in no event include personal property owned by tenants of such Real Property.

     “Post-Closing Straddle Period” is defined in Section 4.11.
     “Pre-Closing Straddle Period” is defined in Section 4.11.
     “Pre-Closing Tax Period” means any Tax period (or portion thereof) ending on or before the relevant Prorations Date or Closing Date (as determined in accordance with Section 4.11).
     “Property” shall mean one or more, as the case may be, of the Northland Property or the Tarragon Property.
     “Property Value” has the meaning set forth in Section 8.1.
     “Prorations Date” has the meaning set forth in Section 4.1.
     “Real Property” shall mean, individually for each parcel and collectively for all parcels, the land (the “Land”), together with all rights, licenses, privileges and easements appurtenant thereto, including, without limitation, all minerals, oil, gas and other hydrocarbon substances on and under and that may be produced from the Land, as well as all development rights and land use entitlements benefiting the Land and the right, title and interest in off-site facilities and amenities servicing the Land or any improvements located thereon, including, without limitation, building permits and other governmental licenses, permits and certificates, utilities commitments, air rights, water, water rights, riparian rights and water stock relating to the Land and any rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Land and all of right, title and interest in and to all roads, easements, rights of way, strips or gores, alleys and other appurtenances adjoining or servicing the Land (collectively, the “Appurtenances”) and all improvements and fixtures located on the Land or the Appurtenances, and all apparatus and equipment used in connection with the operation or occupancy of the Land, such improvements or the Appurtenances, including, without limitation, heating and air conditioning systems and facilities used to provide any services on the Land or the Appurtenances or for the improvements, and all parking and related facilities and amenities (collectively, the “Improvements”).
     “Reference Rate” has the meaning set forth in Section 5.1(b).
     “Related Documents” means, collectively, all documents to be executed and delivered by the Contributors pursuant to this Agreement, including, without limitation, the Limited Liability Company Agreement and all other documents referred to in Sections 2.1(h) and 2.2(h) required to be executed and delivered by the Contributors in connection with any Closing.
     “Straddle Period” is defined in Section 4.11.
     “Tarragon” has the meaning set forth in the introductory paragraph.
     “Tarragon Assumed Debt” shall mean the existing mortgage and/or mezzanine financing encumbering the Tarragon Company Interests or the Tarragon Property as of the date of this Agreement as described in Schedule E-2 hereto.

     “Tarragon Closing Conditions” shall have the meaning set forth in Section 2.2.
     “Tarragon Company Interests” has the meaning set forth in the Recitals.
     “Tarragon Companies” has the meaning set forth in the Recitals.
     “Tarragon Consents” has the meaning set forth in Section 2.1(c).
     “Tarragon Contracts” shall mean, subject to the terms of this definition below, all contracts, undertakings, commitments, agreements, obligations, guarantees and warranties (i) relating to the Tarragon Property, (ii) to which any of the Tarragon Companies are a party or (iii) by which any of the Tarragon Companies or the Tarragon Property is bound, including, without limitation, utility contracts, management contracts, construction contracts, maintenance and service contracts, parking contracts, equipment leases and brokerage and leasing agreements, but excluding (i) except as provided in Section 1.4, any Affiliate Management Agreement, (ii) the Tarragon Leases and (iii) the Tarragon Debt Instruments.
     “Tarragon Contributor” shall mean any of Tarragon Corporation and Ansonia, as applicable.
     “Tarragon Corporation” has the meaning set forth in the introductory paragraph.
     “Tarragon Corporation Company Interests” has the meaning set forth in the Recitals.
     “Tarragon Debt Instruments” shall mean all agreements and other instruments securing or evidencing the Tarragon Assumed Debt or otherwise executed and delivered in connection therewith.
     “Tarragon Excluded Property” shall mean: (i) all Cash of the Tarragon Companies as of the Prorations Date that is distributed to the Tarragon Companies at Closing pursuant to Section 1.1, (ii) the names “Tarragon” and “Vintage” and all permutations thereof and all related tradenames, trademarks, service marks and logos incorporating any thereof and all pending applications and registrations thereof, (iii) the Tarragon web site located at http://www.tarragon.com/ (and all sub-pages thereunder) and all related domain names, internet registrations and copyrights therein used to market, advertise or promote the “Tarragon” name generally, (iv) any assets which Tarragon or its Affiliates contribute to the Management JV, and (v) licenses or other rights to computer software, programs or other information technology or accounting or property management systems.
     “Tarragon GE Assumed Debt” has the meaning set forth in Section 2.1(a).
     “Tarragon GE Consent” has the meaning set forth in Section 2.1(a).
     “Tarragon GE Property” shall mean that portion of the Tarragon Property that is encumbered or otherwise subject to the Tarragon GE Assumed Debt.
     “Tarragon Leases” shall mean all leases, tenancy and occupancy agreements affecting the Tarragon Property (including, without limitation, all amendments, modifications, agreements,

records, substantive correspondence and other documents affecting in any way a right to occupy any portion of the Tarragon Property).
     “Tarragon Lender Consents” shall mean, collectively, all approvals, consents, acknowledgments, agreements and authorizations to the transaction contemplated hereby from the holders of the Tarragon Assumed Debt required under the Tarragon Debt Instruments or as otherwise reasonably requested by Northland.
     “Tarragon Licenses” has the meaning set forth in Section 3.2(e).
     “Tarragon Operating Agreements” has the meaning set forth in the Recitals.
     “Tarragon Property” shall mean, collectively and individually, all (A) Real Property of Tarragon as described on Schedule B-6 attached hereto (collectively, the “Tarragon Real Property”), (B) Personal Property of Tarragon as described on Schedule D-6 attached hereto (collectively, the “Tarragon Personal Property”), and (C) Intangibles owned by Tarragon. All references in this Agreement to the Tarragon Property shall be deemed to refer to all or any portion of the Tarragon Property.
     “Tarragon Rent Roll” has the meaning set forth in Section 2.1(h)(iv).
     “Tarragon Restructuring” has the meaning set forth in the Recitals.
     “Tarragon SPE” has the meaning set forth in Section 1.1(g).
     “Tatstone” has the meaning set forth in the introductory paragraph.
     “Tatstone Company Interests” has the meaning set forth in the Recitals.
     “Tax” or “Taxes” shall mean any federal, state, local or foreign income, gross receipts, capital gains, franchise, alternative or add-on minimum, estimated, sales, use, goods and services, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, special assessment, personal property, capital stock, social security, unemployment, employment, disability, payroll, license, employee or other withholding, contributions or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing.
     “Tenant Leases” shall mean one or more, as the case may be, of the Northland Leases or the Tarragon Leases.
     “Third Party” has the meaning set forth in Section 9.2.
     “Vintage/Aldridge Purchase Agreements” shall mean the Agreements of Purchase and Sale dated the date hereof between the New Company, as buyer, and Morningside National, Inc. and Tarragon Corporation as seller, as applicable, for the sale to the New Company of the “Aldridge at Gateway” and “Vintage at the Grove” properties.

ARTICLE 1 — CONTRIBUTION OF INTERESTS
     1.1 Contribution of the Interests.
          (a) Equity Value and Issuance of Common Units. At each Closing, subject to the terms and conditions of this Agreement, each Contributor agrees to contribute and convey to the New Company the Company Interests directly owned by it and reflecting the same direct and indirect ownership in the Companies shown on the applicable Schedules A-1 through A-7, except as otherwise modified by the Tarragon Restructuring or the Northland Restructuring, as applicable (as to such Contributor, the “Contributed Companies”) which hold the Properties for which the necessary Lender Consents have been obtained (as to such Contributor, the “Contributed Properties”). Each Contributor shall, through its contribution of the Company Interests, contribute the Contributed Properties subject only to the Permitted Exceptions, the Leases, the Contracts, the Licenses and such other leases, contracts and licenses as may be permitted to be entered into hereafter in accordance with Section 7.1. To the extent more than one Contributor owns interests in the same Company, then, at Closing, all of the Company Interests in such Company that will be contributed to the New Company must be contributed at the same Closing. In consideration of such contribution and conveyance and in reliance on the representations and warranties of such Contributor contained in or made pursuant to the terms of this Agreement, the parties hereto agree to cause the New Company to issue at such Closing to such Contributor a Common Unit for each ten dollars ($10.00) of Equity Value so contributed by it. Each Contributor shall be admitted as a member of the New Company upon the initial issuance to such Contributor of Common Units under and in accordance with the terms of the Limited Liability Company Agreement. The term “Equity Value” means, for each Contributor on each Closing Date, the sum of the following values for each Contributed Property of such Contributor on such Closing Date: (i) the net asset value of such Contributed Property, (as shown in the column labeled “Market Value Equity” on Schedule 1.1), multiplied by (ii) the Contribution Percentage of such Contributor in such Contributed Property, subject to adjustment as provided in Section 1.1(b), (c) and (d).
          (b) Adjustment for Debt. At each Closing, with respect to each Contributor and each Company Interest in a Contributed Company being contributed by it on such Closing, if the aggregate principal amount of indebtedness, and all accrued and unpaid interest, owed by the Contributed Company or otherwise encumbering the Contributed Property owned by such Contributed Company exceeds as of the Prorations Date the estimated amount of Assumed Debt (as shown in the columns labeled “Mortgage Balance at 2/29/08” and “Mezzanine Financing at 2/29/08” on Schedule 1.1) for such Contributed Property, then the Equity Value of such Contributor will be reduced by the product of (x) the amount of such excess and (y) the Contribution Percentage of such Contributor in the Contributed Company; and (ii) if the estimated amount of Assumed Debt (as shown in the columns labeled “Mortgage Balance at 2/29/08” and “Mezzanine Financing at 2/29/08” on Schedule 1.1) for such Contributed Property exceeds the aggregate principal amount of indebtedness, and all accrued and unpaid interest, owed by such Contributed Company or otherwise encumbering its Contributed Property on the Prorations Date, then the Equity Value of such Contributor shall be increased by the product of (x) the amount of such excess and (y) the Contribution Percentage of such Contributor in such Contributed Company. On each Closing Date, the increases or reductions in a Contributor’s Equity Value for all Contributed Properties being contributed by it on such Closing Date will be aggregated, and the net increase or reduction, as applicable, will adjust such Contributor’s Equity Value for purposes of determining the number of Common Units to be issued to it pursuant to Section 1.1(a).
          (c) Adjustment for Cash. It is the intention of the Contributors that Cash of each Contributed Company held on the Prorations Date shall be distributed to the applicable Contributed Companies on or before Closing, and Cash of each Contributed Company held after the Prorations Date shall be contributed to the New Company at Closing without adjustment in any Contributor’s Equity Value. Consequently, each Contributor shall use diligent efforts to distribute Cash held by each of its Contributed Companies as of the Prorations Date on or prior to the Closing Date. If, despite using such diligent efforts, any Cash held by a Contributed Company as of the Prorations Date is not so distributed on or prior to the Closing Date, then the Equity Value of the Contributors of such Contributed Company will increase, pro rata in proportion to their respective Contribution Percentages. Each Contributor is hereby prohibited from distributing any Cash of a Contributed Company held after the Prorations Date following the delivery of a Closing Notice in which it is anticipated that the Company Interests in the applicable Contributed Companies will be contributed at Closing; and in that case any Cash so distributed in excess of Cash held by the Contributed Company as of the Prorations Date will reduce the Equity Value of the Contributors of such Contributed Company, pro rata in proportion to their respective Contribution Percentages.
          (d) Adjustment for Net Prorations. At each Closing, the net proration amount for each Contributed Property, computed pursuant to Section 4.11, will adjust the Equity Value of each Contributor contributing a Company Interest (directly or indirectly) in such Contributed Property, pro rata, in proportion to their respective Contribution Percentages. If such net proration amount is a positive credit in favor of the Contributors of such Contributed Property, such adjustment will increase the Equity Value of such Contributors; and if such net proration amount is a negative debit owed to the New Company by such Contributors of such Contributed Property, such adjustment will reduce the Equity Value of such Contributors. On each Closing Date, the increases or reductions in a Contributor’s Equity Value for all Contributed Properties being contributed by it on such Closing Date under this Section 1.1(d) will be aggregated, and the net increase or reduction, as applicable, will adjust such Contributor’s Equity Value for purposes of determining the number of Common Units to be issued to it pursuant to Section 1.1(a).
          (e) The provisions of this Section 1.1 shall survive each Closing.
     1.2 Certain Changes in the Contribution Transactions.
          (a) Northland Restructuring. Notwithstanding anything herein to the contrary, Northland Portfolio may restructure its contribution of the Northland Portfolio Company Interests to the New Company on any basis so long as the restructuring has the same overall economic effect as the contributions and other transactions otherwise contemplated by this Agreement (the “Northland Restructuring”). Tarragon shall have the right to review and approve the Northland Restructuring, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that such approval may be withheld if, in the reasonable, good faith business judgment of Tarragon, the Northland Restructuring will have a material adverse tax or other economic consequence for the New Company or any Tarragon Contributor.
          (b) Tarragon Restructuring. Tarragon shall complete the Tarragon Restructuring on or before the applicable Closing Date in which such Tarragon Company Interests are to be contributed to the New Company, in whole, or with respect to a Closing at which less than all of the Tarragon Company Interests are being contributed to the New Company, in respect of the Tarragon Company Interests being contributed at such Closing. Tarragon shall have the right to change the Tarragon Restructuring from time to time so long as the Tarragon Restructuring has the same overall economic effect as the contributions and other transactions otherwise contemplated by this Agreement, subject Northland’s right to review and approve the Tarragon Restructuring, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that such approval may be withheld if, in the reasonable, good faith business judgment of Northland, such change in the Tarragon Restructuring will have a material adverse tax or other economic consequence for the New Company or any Northland Contributor.
          (c) Tarragon SPE Sub. Tarragon Corporation may at any time form a special-purpose wholly owned subsidiary for the purpose of holding the Common Units issuable to it by the New Company hereunder (the “Tarragon SPE”), and thereafter, the obligations of Tarragon Corporation hereunder may be performed by Tarragon SPE. Notwithstanding anything herein to the contrary, Tarragon Corporation shall not be relieved of any of its obligations or liabilities under this Agreement by reason of forming such Tarragon SPE or causing such Tarragon SPE to hold Tarragon Corporation’s Common Units.
          (d) Northgate and Bermuda Island. Northland and Tarragon acknowledge and agree that the Properties identified on Schedule 1.1 as Northgate and Bermuda Island are currently the subject of (i) that certain Purchase and Sale Agreement dated as of March 5, 2008 by and between Middletown Tarragon LLC and Northland Fund III (the “Northgate Purchase Agreement”) pursuant to which Middletown Tarragon LLC has agreed to sell and Northland Fund III has agreed to purchase the Northgate property, and (ii) that certain Membership Interest Purchase and Sale Agreement dated as of March 5, 2008 by and between Tarragon Corporation and Northland Fund II (the “Bermuda Island Purchase Agreement”) pursuant to which Tarragon Corporation has agreed to sell and Northland Fund II has agreed to purchase the membership interests in Bermuda Island Tarragon, LLC. Northland and Tarragon further agree that, to the extent either of the closings on Northgate and/or Bermuda Island occur on or prior to the Final Closing Date hereunder, (i) such closed property shall thereafter constitute a “Northland Property” hereunder, other than as provided in Section 3.6 of this Agreement, (ii) Middletown Tarragon LLC will constitute a “Northland Company” hereunder, other than as provided in Section 3.6 of this Agreement, (iii) the membership interests in such additional Northland Company shall constitute “Northland Company Interests” hereunder to be contributed to the New Company on the next Closing, other than as provided in Section 3.6 of this Agreement, and (iv) Northland Fund III and Northland Fund II will receive the Equity Value attributed to such Property as provided in Schedule 1.1., subject to adjustment as provided herein.
          (e) The provisions of this Section 1.2 shall survive each Closing.

     1.3 Closing.
          (a) The initial closing of the transactions contemplated under this Agreement (the “First Closing”) will take place as promptly as possible but in no event later than the first (1st) Business Day of the first month immediately following the month in which the Tarragon GE Consent and the Northland 2/3s Consent are both obtained (the “First Closing Date”).
          (b) To the extent that fewer than all of the Company Interests have been contributed to the New Company on the First Closing Date, then subsequent closings (together with the First Closing, each a “Closing”) will occur on the first (1st) Business Day of each month immediately following the month in which either the Northland Contributing Group or the Tarragon Contributing Group delivers to the other party written notice (each a “Closing Notice”) that its Contributing Group has received additional Lender Consents and is prepared to satisfy the Closing Conditions applicable to its Contributing Group at Closing as to one or more Properties and the related Company Interests not previously contributed (together with the First Closing Date, each a “Closing Date”). On each Closing Date, each Contributing Group will contribute to the New Company all of the Company Interests with respect to which (and to the extent not previously contributed) its Closing Conditions have been satisfied or waived by the other Contributing Group. Notwithstanding anything in the foregoing to the contrary, if either Contributing Group believes or has knowledge that the other Contributing Group has received additional Lender Consents, then a Closing Notice may be sent by either of the Contributing Groups hereunder.
          (c) Notwithstanding the foregoing, (i) no Closing Notice may be given later than December 22, 2008, (ii) if a Closing Notice is delivered during the last five (5) Business Days of any calendar month (other than the month of December 2008), the Closing with respect to such Closing Notice shall occur on the first (1st) Business Day of the second calendar month following delivery of such Closing Notice, (iii) if a Closing Notice is delivered during the month of December 2008, the Closing with respect to such Closing Notice will occur on December 31, 2008 (the “Final Closing Date”), and (iv) no Closing will occur later than the Final Closing Date. If on the Final Closing Date, fewer than all of the Company Interests have been contributed to the New Company, then, other than those Company Interests that have not been contributed to the New Company as a result of a breach or default hereunder, with respect to which the non-breaching and/or non-defaulting parties shall retain any and all rights and remedies related thereto under this Agreement, the remaining uncontributed Company Interests, Companies and Properties shall not be contributed to the New Company, whereupon this Agreement shall be deemed to have been terminated as to such Company Interests, Companies and Properties (but not as to any other Company Interests, Companies or Properties) and the parties hereto shall have no further obligations or liabilities in respect thereof hereunder, other than with respect to provisions hereof which expressly survive termination.
          (d) Each Closing shall occur in the offices of Goodwin Procter LLP, 620 Eighth Avenue, New York, NY 10018 on the Closing Date, unless otherwise agreed in writing by Tarragon Corporation and NIC. Each Closing shall occur pursuant to closing arrangements reasonably satisfactory to Tarragon Corporation and NIC.

     1.4 Management JV. Simultaneously with the execution and delivery of this Agreement, (i) Tarragon Corporation and NIC will form Northland Properties Management LLC (the “Management JV”) and will execute and deliver the Limited Liability Company Agreement of the Management JV in the form attached hereto as Exhibit E, and (ii) the applicable Tarragon Contributors, the applicable Northland Contributors and the Management JV shall enter into the Interim Management Agreement, which will govern the management of the Tarragon Properties and the Northland Properties prior to contribution to the New Company. At each Closing, the applicable Contributors and the New Company will execute and deliver partial terminations of the Interim Management Agreement with respect to the Contributed Properties. At each Closing, the Board of Managers (as defined in the Limited Liability Company Agreement) on behalf of the New Company will enter into a new management agreement with Management JV on substantially the same economic terms as the Interim Management Agreement to govern the management of the Contributed Properties from time to time.
     1.5 Other Affiliate Management Agreements. Except as provided in Section 1.4, the Contributed Companies and the Contributed Properties will at their respective Closings be subject to no property management, construction management, development, leasing, brokerage or similar agreement with any Affiliate of the Contributor (each an “Affiliate Management Agreement”), and the Contributor will cause any Affiliate Management Agreements to be terminated at Closing for each Contributed Company and each Contributed Property at its sole expense.
     1.6 Tarragon Company Names. Immediately following each Closing, Northland will cause the New Company to change the name of any Contributed Company which uses the name “Tarragon” or any other name comprising part of the Tarragon Excluded Property to another name which does not include “Tarragon” or any other such name.
ARTICLE 2 — CERTAIN COVENANTS AND CONDITIONS TO CLOSING
     2.1 Covenants and Conditions to Northland’s Obligation to Closing. The obligation of Northland to consummate the transactions contemplated hereunder on each Closing Date shall be subject to the satisfaction or waiver by Northland of each of the conditions set forth below (collectively, the “Northland Closing Conditions”).
          (a) Minimum Lenders’ Approval at First Closing. As a condition to the First Closing, Northland shall have obtained the Northland 2/3s Consent. As an additional condition to the First Closing, Tarragon shall have obtained and delivered to Northland, and Northland shall cooperate to the extent reasonably necessary with Tarragon at no additional cost or expense to Northland, to obtain, all approvals, consents, acknowledgments, agreements and authorizations to the transaction contemplated hereby, including, without limitation, to the Tarragon Restructuring, required from the General Electric Capital Corporation (“GE Lender”) or reasonably requested by Northland (collectively, the “Tarragon GE Consent”), which is the holder of that portion of the Tarragon Assumed Debt (the “Tarragon GE Assumed Debt”) identified on Schedule 2.1(a). It shall be a condition to Northland’s obligations under this Agreement that the Tarragon GE Consent shall be in form and substance reasonably satisfactory to Northland and shall be executed and delivered by all applicable parties thereto at the First Closing.
          (b) Other Lender Consents. On each Closing on which Northland Company Interests that are not subject to the Northland 2/3s Consent are contributed to the New Company, then with respect to such contribution, Northland shall have obtained the Northland Lender Consents. As a further condition to each Closing on which Tarragon Company Interests that are not subject to the Tarragon GE Consent are contributed to the New Company, then with respect to such contribution, Tarragon shall have obtained and delivered to Northland, and Northland shall cooperate to the extent reasonably necessary with Tarragon at no additional cost or expense to Northland to obtain, the Tarragon Lender Consents. It shall be a condition to Northland’s obligations under this Agreement that the Tarragon Lender Consents shall be in form and substance reasonably satisfactory to Northland and shall be executed and delivered by all applicable parties thereto at such Closing.
          (c) Tarragon Consents. On or before the date hereof, each of the Tarragon Contributors and the Tarragon Companies has obtained the requisite corporate consents and/or approvals to the transaction contemplated by this Agreement and to the terms and conditions of this Agreement and the Related Documents, which consents are listed on Schedule 2.1(c) (collectively, the “Tarragon Consents”), other than consents required with respect to the Tarragon Restructuring, which consents are under the control of Tarragon and will be obtained in due course prior to Closing. On or before the date hereof, Northland has received copies of the Tarragon Consents or other evidence of such Tarragon Consents satisfactory to it.
          (d) Accuracy of Representations and Warranties. The representations and warranties of each of the Tarragon Contributors contained herein shall be true and correct in all material respects as of the date of this Agreement and at the time of each Closing, other than any of the foregoing which alone or together do not constitute a Material Adverse Effect.
          (e) Authority. Each of the Tarragon Contributors and the Tarragon Companies shall have delivered to Northland evidence of its authority to execute and deliver this Agreement and all Related Documents and to consummate the transaction which is the subject of this Agreement and the particular Closing and to perform its obligations hereunder and under the Related Documents. All such evidence shall be in form and substance reasonably satisfactory to Northland and shall include, without limitation, organizational documents of the Tarragon Companies and their respective general partners or managing members, certified by the Secretary of State of the state(s) in which they are organized, certificates of legal existence and good standing, qualifications to do business, if applicable, and secretary’s certificates as to resolutions and incumbency.
          (f) Absence of Litigation. Other than as disclosed on Schedule 2.1(f), no Action shall be pending or threatened against any Tarragon Contributor, any of the Tarragon Companies or any Tarragon Property, which (i) questions or could reasonably be expected to question the validity or legality of the transaction contemplated under this Agreement or the Related Documents or (ii) affects or could reasonably be expected to affect any Tarragon Property which alone or together with Actions affecting or reasonably expected to affect other Tarragon Properties constitutes a Material Adverse Effect.

          (g) Absence of Material Change and Default. Since the date of this Agreement, there shall not have been any material adverse change in the condition, financial or otherwise, of any Tarragon Company or any Tarragon Property, which shall constitute a Material Adverse Effect. Tarragon shall have complied in all material respects with all of its obligations hereunder, other than any failures to comply which alone or together do not constitute a Material Adverse Effect.
          (h) Delivery of Tarragon Documents. At each Closing, each Tarragon Contributor shall execute and deliver to Northland and/or the New Company, as applicable, the following, in form and substance satisfactory to Northland:
     (i) Assignment of Interests. An assignment to the New Company of Company Interests to be assigned by such Tarragon Contributor on such Closing Date, in the form attached hereto as Exhibit C;
     (ii) Entity Transfer Certificate(s). Entity transfer certification in the form described in United States Treasury Regulation Section 1.1445-2(b)(2) confirming that each applicable transferor of Tarragon Property (as determined for purposes of Section 1445 of the Code) that are the subject of the applicable Closing is not a “foreign person” as defined in Section 1445(f)(3) of the Code;
     (iii) Original Documents and Files. To the extent not previously delivered to the New Company or the Manager and in Tarragon’s possession or under its control, originals of any of the Tarragon Contracts, Tarragon Leases and Tarragon Licenses with respect to the Tarragon Properties that are the subject of the applicable Closing, or if the original is not in Tarragon’s possession or control, copies thereof. The obligations under this item (iii) may be satisfied by delivery of such original documents and files to the Management JV;
     (iv) Rent Roll. An updated Tarragon Rent Roll for each Tarragon Property that is the subject of the applicable Closing dated no later than five (5) days prior to Closing, which updated Tarragon Rent Roll will be used to identify all Tarragon Leases of space at the Tarragon Property that is the subject of the applicable Closing for purposes of this Agreement as of the Closing Date and shall reflect no material adverse changes from the Tarragon Rent Roll attached hereto as Schedule 2.1(h)(iv) (the “Tarragon Rent Roll”), other than any such changes which alone or together do not constitute a Material Adverse Effect. Each Tarragon Contributor shall deliver a certificate dated as of the applicable Closing Date certifying that the Tarragon Rent Roll applicable to its Contributed Properties is true, complete and correct (including, without limitation, the amount of security deposits and description of uncured tenant defaults and delinquencies listed thereon);
     (v) Debt Instruments. Originals of all of the Tarragon Debt Instruments that are the subject of the applicable Closing. The obligations under this item (v) may be satisfied by delivery of such original documents and files to the Manager;

     (vi) Limited Liability Company Agreement. At the First Closing, a counterpart original of the Limited Liability Company Agreement executed by each Tarragon Contributor;
     (vii) Management Agreement. At each Closing, each Tarragon Contributor will deliver any documents necessary to evidence the termination of any Affiliate Management Agreements as to its Contributed Properties and Contributed Companies. In addition, each Tarragon Contributor will execute and deliver such other documents as may be necessary to evidence the termination of the Interim Management Agreement and the effectiveness of the Management Agreement as to such Contributed Property;
     (viii) Title Matters. Customary affidavits sufficient for a title company to issue any non-imputation endorsements as part of, or to delete any exceptions for parties in possession (other than tenants under Tenant Leases), mechanic’s or materialmen’s liens from any new title policy or date-down to existing policies obtained in connection with any Tarragon Property, to the extent such new policy or date-down is required by any lender in connection with obtaining any of the Lender Consents;
     (ix) Closing Statement. A counterpart original of a closing statement setting forth the closing adjustments and any applicable adjustment to any Contributor’s Equity Value, as applicable;
     (x) Transfer Tax Returns. Any and all transfer tax returns, declarations of value or other documents required under applicable law or as necessary in connection with the transactions contemplated hereunder;
     (xi) Vintage. On each Closing at which any Tarragon Property using the tradename “Vintage” is contributed, Tarragon Corporation will execute and deliver to the Contributed Company holding such Tarragon Property a fully paid, nonexclusive license to use such tradename, in the form attached hereto as Exhibit F;
     (xii) Other. Such other documents, instruments, consents, authorizations or approvals as may be required by, and reasonably satisfactory to, Northland or its counsel or any lender or its counsel and that may be reasonably necessary or desirable to consummate the transactions that are the subject of this Agreement and the Related Documents and to otherwise effect the agreements of the parties hereto, including, without limitation, as required under this Section.
          (i) Accuracy of Documents. Each Tarragon Contributor shall have certified to Northland, severally and not jointly, at each applicable Closing as to which it has Contributed Properties that all materials delivered pursuant to Section 2.1(h)(iii) and 2.1(h)(v) are true, correct and complete copies of all such documents in such Tarragon Contributor’s possession or under its control and, to such Tarragon Contributor’s knowledge, there are no other material agreements or documents relating to the subject matter thereof in such Tarragon Contributor’s possession or under its control.
     2.2 Certain Covenants and Conditions to Tarragon’s Obligation to Close. The obligation of Tarragon to consummate the transactions contemplated hereunder shall be subject to the satisfaction or waiver by Tarragon of each of the conditions set forth below (collectively, the “Tarragon Closing Conditions”).
          (a) Minimum Lenders’ Approval. As a condition to the First Closing, the Tarragon GE Consent shall have been obtained. As an additional condition to the First Closing, Northland shall have (i) obtained and delivered to Tarragon, and Tarragon shall cooperate to the extent reasonably necessary with Northland at no additional cost or expense to Tarragon, to obtain, all approvals, consents, acknowledgments, agreements and authorizations to the transaction contemplated hereby from the holders of the Northland Assumed Debt or (ii) determined in its reasonable judgment that no such approval, consent, acknowledgement, agreement or authorization is required in connection with the transactions contemplated hereunder from such holders, with respect to at least two-thirds of the net asset value of the Northland Properties as set forth on Schedule 1.1 hereto (collectively, the “Northland 2/3s Consent”). It shall be a condition to Tarragon’s obligations under this Agreement that the Northland 2/3s Consent shall be in form and substance reasonably satisfactory to Tarragon and shall be executed and delivered by all applicable parties at the First Closing. In addition, to the extent required in connection with the Northland Company Interests being contributed at the First Closing, Northland shall have obtained the consent of Sovereign Bank under the Northland Portfolio L.P. Credit Facility.
          (b) Other Lender Consents. On each Closing on which Tarragon Company Interests that are not subject to the Tarragon GE Consent are contributed to the New Company, then with respect to such contribution, the Tarragon Lender Consents shall have been obtained. As a further condition to each Closing on which Northland Company Interests that are not the subject of the Northland 2/3s Consent are contributed to the New Company, then with respect to such contribution, Northland shall have (i) obtained and delivered to Tarragon, and Tarragon shall cooperate to the extent reasonably necessary with Northland at no additional cost or expense to Tarragon, to obtain the Northland Lender Consents and, to the extent required, consent of Sovereign Bank under the Northland Portfolio L.P. Credit Facility, or (ii) determined in its reasonable judgment that no such additional Northland Lender Consents are required in connection with the transactions contemplated hereunder. It shall be a condition to Tarragon’s obligations under this Agreement that the Northland Lender Consents shall be in form and substance reasonably satisfactory to Tarragon and shall be executed and delivered by all applicable parties at such Closing.
          (c) Northland Consents. On or before the date hereof, each of the Northland Contributors and the Northland Companies has obtained the requisite corporate consents and/or approvals to the transaction contemplated by this Agreement and to the terms and conditions of this Agreement and the Related Documents, which consents are listed on Schedule 2.2(c) (collectively, the “Northland Consents”), and Tarragon has received copies thereof or other evidence of such Tarragon Consents satisfactory to it.

          (d) Accuracy of Representations and Warranties. The representations and warranties of each of the Northland Contributors contained herein shall be true and correct in all material respects as of the date of this Agreement and at the time of each Closing, other than any of the foregoing which alone or together do not constitute a Material Adverse Effect.
          (e) Authority. Each of the Northland Contributors shall have delivered to Tarragon evidence of its authority to execute and deliver this Agreement and all Related Documents and to consummate the transaction which is the subject of this Agreement and the particular Closing and to perform its obligations hereunder and under the Related Documents. All such evidence shall be in form and substance reasonably satisfactory to Tarragon and shall include, without limitation, organization documents of the Northland Companies and their respective general partners or managing members, certified by the Secretary of State of the state(s) in which they are organized, certificates of legal existence and good standing, qualifications to do business, if applicable, and secretary’s certificates as to resolutions and incumbency.
          (f) Absence of Litigation. Other than as disclosed on Schedule 2.2(f), no Action shall be pending or threatened against any Northland Contributor, any of the Northland Companies or any Northland Property, which (i) questions or could reasonably be expected to question the validity or legality of the transaction contemplated under this Agreement or the Related Documents or (ii) affects or could reasonably be expected to affect any Northland Property which alone or together with Actions affecting or reasonably expected to affect other Northland Properties constitutes a Material Adverse Effect.
          (g) Absence of Material Change and Default. Since the date of this Agreement, there shall not have been any material adverse change in the condition, financial or otherwise, of any Northland Company or any Northland Property, which shall constitute a Material Adverse Effect. Northland shall have complied in all material respects with all of its obligations hereunder, other than any failures to comply which alone or together do not constitute a Material Adverse Effect.
          (h) Delivery of Northland Documents. At each Closing, each Northland Contributor shall execute and deliver to Tarragon and/or the New Company, as applicable, the following, in form and substance satisfactory to Tarragon:
     (i) Assignment of Interests. To the extent not previously assigned to the New Company, an assignment to the New Company of the interests in the Northland Companies with respect to which Northland Lender Consents have been obtained, in the form attached hereto as Exhibit C, or to the extent that any such Company Interests are shares, duly executed stock powers effecting an assignment of such             shares;
     (ii) Entity Transfer Certificate(s). Entity transfer certification in the form described in United States Treasury Regulation Section 1.1445-2(b)(2) confirming that each applicable transferor of Northland Property (as determined for purposes of Section 1445 of the Code) is not a “foreign person” as defined in Section 1445(f)(3) of the Code;

     (iii) Original Documents and Files. To the extent not previously delivered to the New Company or the Manager and in Northland’s possession or under its control, originals of any of the Northland Contracts, Northland Leases and Northland Licenses with respect to the Northland Properties that are the subject of the applicable Closing, or if the original is not in Northland’s possession or control, copies thereof. The obligations under this item (iv) may be satisfied by delivery of such original documents and files to the Management JV under the Management Agreement;
     (iv) Rent Roll. An updated Northland Rent Roll for each Northland Property that is the subject of the applicable Closing dated no later than five (5) days prior to Closing, which updated Northland Rent Roll will be used to identify all Northland Leases of space at the Northland Property that is the subject of the applicable Closing for purposes of this Agreement as of the Closing Date and shall reflect no material adverse changes from the Northland Rent Roll attached hereto as Schedule 2.2(h)(iv) (the “Northland Rent Roll”), other than any such changes which alone or together do not constitute a Material Adverse Effect. Each Northland Contributor shall deliver a certificate dated as of the applicable Closing Date certifying that the Northland Rent Roll applicable to Contributed Properties is true, complete and correct (including, without limitation, the amount of security deposits and description of uncured tenant defaults and delinquencies listed thereon) and stating whether there exist any events which with the passage of time and/or the giving of notice would constitute a tenant default under any Northland Lease;
     (v) Debt Instruments. Originals of all of the Northland Debt Instruments that are the subject of the applicable Closing. The obligations under this item (v) may be satisfied by delivery of such original documents and files to the Manager;
     (vi) Limited Liability Company Agreement. At the First Closing, a counterpart original of the Limited Liability Company Agreement executed by the applicable Northland Contributors contributing Northland Company Interests to the New Company at the First Closing and then, thereafter, with respect to those entities that have not executed the Limited Liability Company Agreement, on the applicable Closing Date, if any, in which such entity contributes Northland Company Interests; and
     (vii) Management Agreement. At each Closing, each Northland Contributor will deliver any documents necessary to evidence the termination of any Affiliate Management Agreements as to its Contributed Properties and Contributed Companies. In addition, each Northland Contributor will execute and deliver such other documents as may be necessary to evidence the termination of the Interim Management Agreement and the effectiveness of the Management Agreement as to such Contributed Property;

     (viii) Tax Matters Agreement. At the First Closing, Northland will cause the New Company to execute and deliver a counterpart original of the Tax Matters Agreement to each Tarragon Contributor;
     (ix) Title Matters. Customary affidavits sufficient for a title company to issue any non-imputation endorsements as part of, or to delete any exceptions for parties in possession (other than tenants under Tenant Leases), mechanic’s or materialmen’s liens from any new title policy or date-down to existing policies obtained in connection with any Northland Property, to the extent such new policy or date-down is required by any lender in connection with obtaining any Lender Consents;
     (x) Closing Statement. A counterpart original of a closing statement setting forth the closing adjustments and any applicable adjustment to any Contributor’s Equity Value, as applicable;
     (xi) Transfer Tax Returns. Any and all transfer tax returns, declarations of value or other documents required under applicable law or as necessary in connection with the transactions contemplated hereunder; and
     (xii) Other. Such other documents, instruments, consents, authorizations or approvals as may be required by, and reasonably satisfactory to, Tarragon or its counsel or any lender or its counsel and that may be reasonably necessary or desirable to consummate the transactions that are the subject of this Agreement and the Related Documents and to otherwise effect the agreements of the parties hereto, including, without limitation, as required under this Section.
          (i) Accuracy of Documents. Each Northland Contributor shall have certified to Tarragon, severally and not jointly, that all materials delivered pursuant to Section 2.2(h)(iii) and 2.2(h)(v) are true, correct and complete copies of all such documents in such Northland Contributor’s respective possession or under its control and, to the knowledge of such Northland Contributor, as applicable, there are no other material agreements or documents relating to the subject matter thereof in such Northland Contributor’s possession or under its control.
          (j) Tarragon Restructuring. The Tarragon Restructuring shall have been completed in whole or, with respect to a Closing at which less than all of the Tarragon Company Interests are being contributed to the New Company, in respect of the Tarragon Company Interests being contributed at such Closing; provided, however, that the completion, in whole or in part, of the Tarragon Restructuring shall only be a condition to Tarragon’s obligation to close hereunder if the Tarragon Restructuring is not consented to by GE Lender.
          (k) Financing. For the avoidance of doubt, it shall not be a condition to Tarragon’s obligations to close the transaction contemplated in this Agreement and contribute the Tarragon Company Interests to the New Company if the Financing (as defined in that certain Loan Commitment Letter of even date herewith issued by NIC in favor of Tarragon Corporation) is not consummated.
     2.3 Efforts to Satisfy Closing Conditions.

          (a) Each Contributor shall use its best efforts to obtain the Lender Consents applicable to the Company Interests being contributed by it and otherwise to satisfy the Closing Conditions applicable to its obligation to consummate the transaction contemplated hereunder. In furtherance of the foregoing, each Contributing Group shall deliver to the other Contributing Group any and all correspondence relating in any way to the Lender Consents simultaneously upon receipt or delivery thereof. Each Contributing Group shall provide reasonable advance notice to the other Contributing Group of, and an opportunity for such other Contributing Group to participate in, any calls and/or meetings relating to obtaining the Lender Consents.
          (b) Tarragon and Northland hereby acknowledge and agree that in the event that the granting of any Tarragon GE Consent and/or Tarragon Lender Consent is conditioned upon the satisfaction of certain conditions by Tarragon or the New Company, Northland shall have the right, but not the obligation, to take any action Northland deems necessary to satisfy such conditions provided that such action would be permitted to be undertaken by a Majority of the Board of Managers (as defined in the Limited Liability Company Agreement) as if the Limited Liability Company Agreement were in effect and the Company Interests and/or Properties that are the subject of the Tarragon GE Consent were owned by the New Company. Notwithstanding anything in Section 9.4 to the contrary, any costs incurred by Northland in exercising its rights under this Section 2.3(b) shall be borne by the New Company and Northland’s proportionate share thereof shall be paid or reimbursed to Northland by the New Company at the First Closing. Nothing contained in this Section 2.3(b) shall be construed to relieve Tarragon from its best efforts obligation as described in Section 2.3(a) above, including, without limitation, any action or inaction on the part of Northland or the Board of Managers of the New Company under this Section 2.3(b).
          (c) If requested by Tarragon in order to obtain the Tarragon GE Consent, (i) the New Company will in connection with the First Closing form a New Company wholly owned subsidiary to hold direct or indirect interests in the Tarragon Companies owning the Tarragon GE Properties and (ii) such New Company wholly owned subsidiary will grant the GE Lender cross-collateralization through guarantees and pledges on the same terms and conditions as the Tarragon Companies have granted currently in connection with the Tarragon GE Assumed Debt.
     2.4 Termination Right. In the event that, despite such best efforts, the Tarragon GE Consent and the Northland 2/3s Consent have not been obtained (unless all parties have waived obtaining the Tarragon GE Consent and the Northland 2/3s Consent as a condition to the First Closing) by September 30, 2008, then on or after such date, Northland and Tarragon shall each have the right to terminate this Agreement by delivery of notice thereof to the other, and upon any such termination the parties hereto shall have no further obligations hereunder other than those obligations that expressly survive termination; provided, however, that neither Northland nor Tarragon shall be entitled to issue a termination notice hereunder if at such time any member of its Contributing Group is in material default of its obligations under this Agreement, in which event the non-defaulting party shall have the rights and remedies set forth below in Article 6.

ARTICLE 3 — REPRESENTATIONS AND WARRANTIES
     3.1 Disclaimers of Tarragon and Northland. (a) Except as expressly set forth in this Agreement, including Sections 3.2 and 3.3, each party hereto and the New Company acknowledges and agrees that each other party or any member, shareholder, partner, director, officer, manager, person, firm, agent, employee or representative of, or acting or purporting to act on behalf of, such other party has not made, does not make and specifically negates and disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to the Company Interests or the Properties. None of the parties is liable or bound in any manner by any verbal or written statements, representations or information pertaining to the Company Interests or the Properties, or the operation thereof, furnished by any real estate broker or any agent or employee of such party (other than as expressly set forth in the Agreement). The New Company and each party further acknowledges and agrees that, except as expressly set forth in this Agreement, to the maximum extent permitted by law, that should any Closing occur, then the contribution of the Company Interests and the Properties as provided for herein to the New Company will be made on an “AS IS” condition and basis “WITH ALL FAULTS”. It is understood and agreed that the Equity Value of each Contributor has been adjusted by prior negotiation to reflect that the Company Interests are being acquired by the New Company subject to the foregoing disclaimer and limitation.
          (b) Except as expressly set forth in Sections 3.2 and 3.3, none of the parties makes any representations or warranties as to the truth, accuracy or completeness of any materials, data or other information supplied to the other parties or their agents, employees or representatives in connection with their inspection of the Company Interests or the Properties. It is the parties’ express understanding and agreement that such materials are provided only for the convenience of the other parties in making their own examination and determination as to whether they wish to contribute their Company Interests to the New Company, and, in doing so, each party shall rely exclusively on its own independent investigation and evaluation of every aspect of the Company Interests and the Properties and not on any materials supplied by any other party, except as may be expressly set forth below in Sections 3.2 and 3.3.
          (c) Except as otherwise expressly provided in Sections 3.2 and 3.3, each party acknowledges that any information of any type which such party has received or may receive from any other party, including, without limitation, any environmental reports and surveys, is furnished on the express condition that each party shall make an independent verification of the accuracy of such information, all such information being furnished without any representations or warranty of the other party whatsoever, whether as to the completeness of such information, its accuracy or otherwise.
          (d) THE PROVISIONS OF THIS SECTION ARE A MATERIAL PART OF THE CONSIDERATION FOR EACH PARTY’S ENTERING INTO THIS AGREEMENT, AND SHALL SURVIVE CLOSING.
     3.2 Representations, Warranties and Covenants of Tarragon. Each Tarragon Contributor, each solely for itself and with respect to the Tarragon Company Interests owned by it and the Tarragon Companies and Tarragon Property that is the subject of such Tarragon

Company Interests, hereby represents, warrants and covenants to each Northland Contributor and the New Company as of the date of this Agreement and as of each Closing Date as follows:
          (a) Existence and Power. Such Tarragon Contributor and each of the Tarragon Companies has been duly formed and is a validly existing corporation, limited partnership or limited liability company under the laws of the jurisdiction in which it was formed. Such Tarragon Contributor and each of the Tarragon Companies has all power and authority to enter into this Agreement and all other documents to be executed and delivered in connection with the transactions that are the subject of this Agreement, including, without limitation, all Related Documents, to the extent they are to be executed by such Tarragon Contributor, and to enter into and deliver and to perform its obligations hereunder and under the Related Documents executed by such Tarragon Contributor.
          (b) Authorization; No Contravention. The execution and delivery of this Agreement, the Limited Liability Company Agreement, and the Related Documents executed by such Tarragon Contributor and the performance of its respective obligations under all of the foregoing constitutes, and have been duly authorized by all requisite organizational action, including, without limitation, by obtaining the approvals and consents described in Section 2.1(c). This Agreement constitutes, and, the Limited Liability Company Agreement when executed will constitute, and the Related Documents executed by such Tarragon Contributor when executed will constitute, the valid, legal and binding obligation of such Tarragon Contributor. None of this Agreement, the Limited Liability Company Agreement, or the Related Documents executed by such Tarragon Contributor will violate any term of any agreement, order or decree to which it is a party or by which such Tarragon Contributors is bound or to which any Tarragon Property is subject. Except for the Tarragon Lender Consents and the Tarragon Consents, no consent of any lender, partner, shareholder, beneficiary, tenant, creditor, investor, Authority or other Person is required in order for such Tarragon Contributor to enter into this Agreement and consummate the transactions contemplated herein; provided, however, that the representation and warranty contained in this sentence with respect to Ansonia only, shall be limited to Ansonia’s knowledge. No vote or consent of the shareholders of Tarragon Corporation is required to be obtained by Tarragon Corporation in order to consummate the transactions contemplated in this Agreement, the Limited Liability Company Agreement or any Related Documents; provided, however, that the representation and warranty contained in this sentence with respect to Ansonia only, shall be limited to Ansonia’s knowledge.
          (c) Descriptive Information; Diligence. All documents delivered by or on behalf of Tarragon to Northland, or made available to Northland for review in connection with the transactions contemplated by this Agreement and the Related Documents, including, without limitation, all Tarragon Contracts and Tarragon Leases, are true, correct and complete copies of all such documents, as amended or modified, in Tarragon’s possession or control, and there are no other documents relating to the subject matter thereof. Except as disclosed to Northland in writing, Tarragon has delivered or made available to Northland all of the material books, records and files of or relating to the Tarragon Companies and Tarragon Property. The representations and warranties contained in this Section 3.2(c) with respect to Ansonia only, shall be limited to Ansonia’s knowledge.

          (d) Defaults and Assumed Debt. Except to the extent disclosed on Schedule  3.2(d), neither such Tarragon Contributor nor any Tarragon Company is in monetary or material nonmonetary default under any of the documents, recorded or unrecorded, encumbering or affecting the Tarragon Property, including without limitation, the Tarragon Licenses, the Tarragon Debt Instruments, the Tarragon Leases and the Tarragon Contracts. Tarragon has delivered or made available to Northland true, complete and accurate copies of all of the material documents evidencing, securing and otherwise executed in connection with all or any portion of the Tarragon Assumed Debt. None of the Tarragon Assumed Debt is cross-defaulted, cross-collateralized, or cross-guaranteed with any indebtedness other than indebtedness that is included in and as part of the Tarragon Assumed Debt. The representations and warranties contained in this Section 3.2(d) with respect to Ansonia only, shall be limited to Ansonia’s knowledge.
          (e) Compliance with Law. None of such Tarragon Contributor or any Tarragon Company has received written notice that all or any portion of the Tarragon Property violates or will violate in any material respect any law, rule, regulation, ordinance, code or interpretation of any Authority (collectively, “Laws”) (including, without limitation, those relating to zoning and the requirements of Title III of the Americans with Disabilities Act of 1990 (42 U.S.C. 12181, et seq.), or any requirement of any insurer or board of fire underwriters or similar entity, and to Tarragon’s knowledge, except to the extent disclosed on Schedule 3.2(e), there is no such material violation. None of such Tarragon Contributor or any Tarragon Company has received written notice of any special assessment proceedings affecting the Tarragon Property, and to Tarragon’s knowledge, there is no such assessment pending. To Tarragon’s knowledge, all material licenses, permits, approvals, variances, easements and rights of way, including, without limitation, proof of dedication and authorizations all Authorities having jurisdiction over the Tarragon Property (collectively, the “Tarragon Licenses”) required for the ownership, use or operation of the Tarragon Property as presently used and operated or otherwise have been validly issued and are in full force and effect, and none of such Tarragon Contributor or the Tarragon Companies has received any written notice, and otherwise Tarragon has no knowledge, of any Action relating to the revocation or modification of any such License. To Tarragon’s knowledge, each of the Tarragon Licenses required for the ownership, use or operation of the Tarragon Property as presently operated shall remain in full force and effect and owned by the New Company following the contribution of the Tarragon Property pursuant to this Agreement. To Tarragon’s knowledge, no payments are owing to or on behalf of any Authority or are anticipated to be payable to or on behalf of any Authority pursuant to the Tarragon Licenses required for the ownership, use or operation of the Tarragon Property as presently operated, other than payments required in connection with renewals or extensions of the Tarragon Licenses from time to time in the ordinary course. The representations and warranties contained in this Section 3.2(e) with respect to Ansonia only, shall be limited to Ansonia’s knowledge.
          (f) Certain Title Matters. To Tarragon’s knowledge, as of the Closing Date (i) the Tarragon Real Property is or will be owned by one or more of the Tarragon Companies, (ii) the Tarragon Real Property is not in violation of any of the easements, covenants or restrictions affecting the Tarragon Property, including, without limitation, the Permitted Exceptions and no other party is in violation of any such easements, covenants or restrictions, (iii) the Tarragon Real Property is not dependent upon any adjacent property in order to be used for its intended purposes, including the operation of the Tarragon Real Property, for access, parking, utilities or any other matter except in circumstances where there is an adequate, legally enforceable and insurable permanent easement providing the Tarragon Real Property with the required rights of use of the adjacent property, and (iv) the Tarragon Real Property will be contributed subject only to the Tarragon Leases, Tarragon Contracts, Tarragon Licenses, the Permitted Exceptions and any additional leases, contracts and licenses permitted to be entered into pursuant to Section 7.1. The representations and warranties contained in this Section 3.2(f) with respect to Ansonia only, shall be limited to Ansonia’s knowledge.
          (g) Personal Property. The list of Tarragon Personal Property attached hereto as Schedule D-6, is in all material respects an accurate and complete list of all Tarragon Personal Property. The representations and warranties contained in this Section 3.2(g) with respect to Ansonia only, shall be limited to Ansonia’s knowledge.
          (h) Leases. The Tarragon Rent Roll lists all Tarragon Leases for any portion of the Tarragon Real Property or otherwise affecting the Tarragon Real Property, and is accurate and complete in all material respects. The copies of the Tarragon Leases which have been delivered or made available to Northland are true, correct and complete, constitute all outstanding Tarragon Leases and include all subleases relating to the Tarragon Real Property. All brokerage commissions or compensation in respect of any of the Tarragon Leases have been, or prior to the applicable Closing will be, paid by the applicable Tarragon Company to the extent due and payable prior to such Closing. To Tarragon’s knowledge, none of the Tarragon Companies is in material default in the performance of its obligations under any of the Tarragon Leases (or any agreements incorporated therein by reference) and there are no circumstances which, with the passage of time or the giving of notice, or both, would constitute an event of default by landlord under any of the Tarragon Leases. The representations and warranties contained in this Section 3.2(h) with respect to Ansonia only, shall be limited to Ansonia’s knowledge.
          (i) Rent Roll. The Tarragon Rent Roll is true, complete and correct as of the date indicated thereon, and the information set forth therein is true and correct in all material respects as of the date hereof. Except as set forth on the Rent Roll, as of such date and with respect to the updated Rent Roll to be delivered at Closing, as of the date of Closing, no tenant was in arrears in the payment of rent due under the Tarragon Leases beyond any applicable notice and cure periods. The representations and warranties contained in this Section 3.2(i) with respect to Ansonia only, shall be limited to Ansonia’s knowledge.
          (j) Options. To Tarragon’s knowledge, none of the Tarragon Real Property is subject to any option or right of first refusal or first opportunity to acquire any interest in the Tarragon Property or any portion thereof. Neither such Tarragon Contributor nor any Tarragon Company has granted to any Person any option or right of first refusal or first opportunity to acquire any interest in the Tarragon Real Property.
          (k) Contracts. True, complete and correct copies of all Tarragon Contracts have been provided or made available to Northland. Following each Closing there shall be no material agreements or other obligations or liabilities with respect to all or any portion of the Tarragon Property that are binding on the New Company, the Tarragon Companies or the

Tarragon Property following such Closing, other than the Tarragon Leases, the Tarragon Contracts, the Permitted Exceptions, the Tarragon Licenses and such additional leases, contracts and licenses as any Tarragon Company may enter into in compliance with Section 7.1 after the date hereof. The representations and warranties contained in this Section 3.2(k) with respect to Ansonia only, shall be limited to Ansonia’s knowledge.
          (l) Hazardous Substances. Except as set forth on Schedule 3.2(l), neither such Tarragon Contributor, nor any Affiliate thereof, has received written notice from any Authority (nor to Tarragon’s knowledge is there any circumstance, event or occurrence) with respect to, the generation, storage, disposal, discharge, use, handling, removal, treatment or management of any Hazardous Substances or Hazardous Wastes on or from the Tarragon Property that would have or result in a Material Adverse Effect.
          (m) Mechanic’s Liens. Except as disclosed on Schedule 3.2(m), all bills and claims for labor performed and materials furnished to or for the benefit of the Northland Property have been paid in full to the extent due and payable prior to the date hereof and shall be paid in full at each Closing. Except as disclosed on Schedule 3.2(m), there are no mechanic’s or materialmen’s liens (whether or not perfected) on or affecting the Northland Property, and none will exist at Closing. The representations and warranties contained in this Section 3.2(m) with respect to Ansonia only, shall be limited to Ansonia’s knowledge.
          (n) Non-Foreign Person. None of the applicable transferors of Tarragon Property (as determined for the purposes of Section 1445 of the Code) is a “foreign person” as defined in Section 1445(f)(3) of the Code, nor are any subject to withholding under Section 1445 of the Code.
          (o) Disclosure. The representations and warranties and the statements and information contained in this Agreement, in the Exhibits and Schedules hereto and in all of the materials delivered or made available by such Tarragon Contributor to Northland and its counsel, accountants, appraisers and consultants pursuant to this Agreement or in connection with the due diligence investigations conducted by or on behalf of Northland in connection with this Agreement do not contain any untrue statement of a material fact and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties, statements or information not misleading in light of the circumstances under which they were made.
          (p) Financial Statements. All operating statements delivered to Northland by Tarragon Corporation were prepared by Tarragon Corporation in the ordinary course of business, are complete, accurate, true and correct copies of such operating statements in the books and records of Tarragon Corporation and its subsidiaries, and to such Tarragon Contributor’s knowledge such operating statements fairly reflect in all material respects the results of the operation of the Tarragon Property for the periods covered. Since the date of the most recent internally prepared operating statements referred to above, and except as otherwise expressly contemplated by this Agreement (including the Tarragon Restructuring) (i) there has been no material adverse change in the condition, financial or otherwise, of the Tarragon Property or the Tarragon Companies on a consolidated basis, taken as a whole, whether or not arising in the ordinary course of business and (ii) there has been no material change in the ownership of the

Tarragon Companies or any increase in the indebtedness of the Tarragon Companies. The calendar year 2008 budgets delivered to Northland by Tarragon reflect Tarragon’s good faith estimate, consistent with past practice, for the operating results for the Tarragon Properties for the 2008 calendar year. The representations and warranties in this Section 3.2(p) with respect to Ansonia only, shall be limited to Ansonia’s knowledge.
          (q) Pending Actions; Labor Disputes. There is no existing or, to Tarragon’s knowledge, threatened Action of any kind involving such Tarragon Contributor, any Tarragon Company or the Tarragon Property which would have a Material Adverse Effect on any Tarragon Company or the Tarragon Property. To Tarragon’s knowledge, there are no labor troubles or complaints of unfair labor practices pending with respect to any Person which could materially adversely affect the Tarragon Property.
          (r) Taxes.
     (i) Except as disclosed on Schedule 3.2(r)(i), all Tax or information returns required to be filed on or before the date hereof by or on behalf of such Tarragon Contributor or the Tarragon Companies (x) have been filed through the date hereof or will be filed on or before the date when due in accordance with all applicable Laws and (y) there is no Action pending against or with respect to such Tarragon Contributor, the Tarragon Companies or the Tarragon Property in respect of any Tax nor is any claim for additional Tax asserted by any Tax Authority. All real estate Taxes and assessments relating to the Tarragon Real Property and due and payable have been paid and copies of most recent tax bills have been delivered or made available to Northland. All other Taxes of the Tarragon Companies that are due and payable have been paid.
     (ii) There are no liens for Taxes with respect to any portion of the Tarragon Property, other than liens for Taxes that are not yet due or payable.
     (iii) On each Closing Date, after giving effect to the Tarragon Restructuring, each Tarragon Company is and has always been classified for federal income tax purposes as either a partnership or an entity that is disregarded as separate from its owner.
     (iv) On each Closing Date, after giving effect to the Tarragon Restructuring, no Tarragon Company has any liability for the Taxes of any person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.
     (v) Each Tarragon Contributor acknowledges that none of Northland, the New Company or any Affiliate shall assume any responsibility for the Tax consequences of the transactions contemplated by this Agreement, the Limited Liability Company Agreement and the Related Documents to such Tarragon Contributor, other than to agree to report the transactions for Federal and State Tax purposes consistently with the manner agreed to by Northland and such Tarragon Contributor.

          (s) Insurance. Tarragon Corporation has delivered or made available to Northland all copies of all insurance policies and arrangements with respect to the Tarragon Property.
          (t) Patriot Act. Neither such Tarragon Contributor, nor any Tarragon Company, nor any member, partner or shareholder of any Tarragon Company, nor, to Tarragon’s knowledge, any person or entity with actual authority to direct the actions of any member, partner or shareholder of Tarragon or any Tarragon Company, (i) are named on any list of persons, entities and governments issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (“Executive Order 13224”), as in effect on the date hereof, or any similar list known to Seller or publicly issued by OFAC or any other department or agency of the United States of America (collectively, the “OFAC Lists”), (ii) are included in, owned by, controlled by, knowingly acting for or on behalf of, knowingly providing assistance, support, sponsorship, or services of any kind to, or otherwise knowingly associated with any of the persons, entities or governments referred to or described in the OFAC Lists, or (iii) has knowingly conducted business with or knowingly engaged in any transaction with any person, entity or government named on any of the OFAC Lists or any person, entity or government included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or, to Tarragon’s knowledge, otherwise associated with any of the persons, entities or governments referred to or described in the OFAC Lists. Notwithstanding the foregoing, however, the representations set forth in this Section 3.1(t) shall not apply to the publicly traded shares of Tarragon Corporation and persons holding such shares.
          (u) Deposits. Neither such Tarragon Contributor nor any Tarragon Company has received written notice of any violations of the requirements of any Law relating to the holding, application or collection of security deposits in respect of the Tarragon Leases.
          (v) Tarragon Companies. The only activities conducted by the Tarragon Companies since their inception have been the construction, ownership and operation of the Tarragon Properties or other properties similar in type and nature to the Tarragon Properties, except as set forth on Schedule 3.2(v). None of the Tarragon Companies has any liabilities or obligations other than those relating directly to the ownership or operation of the Tarragon Property owned by it. On the date hereof and at Closing, (i) the Tarragon Company Interests will represent the only issued and outstanding equity interests in the Tarragon Companies, (ii) no persons other than the Tarragon Contributors will have the option, conversion right or other right to receive any equity interest in the Tarragon Companies and (iii) the Tarragon Company Interests to be contributed by each Tarragon Contributor will be owned by such Tarragon Contributor free and clear of all liens and encumbrances.
          (w) Condominium Conversion. None of such Tarragon Contributor or any Tarragon Company has made any filing with the applicable Authority with respect to the conversion of any of the Tarragon Properties to a condominium.
          (x) Solvency. None of such Tarragon Contributor or any Tarragon Company has: (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by such Tarragon Contributor’s or any Tarragon Company’s creditors; (iii) suffered the appointment of a receiver to take possession of all or substantially all of such Tarragon Contributor’s or any Tarragon Company’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of such Tarragon Contributor’s or any Tarragon Company’s assets, (v) admitted in writing such Tarragon Contributor’s or any Tarragon Company’s inability to pay its debts as they come due; or (vi) made an offer of settlement, extension, or composition to its creditors generally.
          (y) Securities Representations.
     (i) Such Tarragon Contributor is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.
     (ii) No such Tarragon Contributor, or any of such Tarragon Contributor’s Affiliates, nor any Person acting on such Tarragon Contributor’s or Tarragon Contributor’s Affiliate’s behalf, was offered the Common Units through any form of “general solicitation or general advertising” (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Common Units.
     (iii) Such Tarragon Contributor understands and acknowledges that (i) no public market exists for any of the Common Units and that it is unlikely that a public market will ever exist for the Common Units, (ii) such Tarragon Contributor is purchasing the Common Units for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, and (iii) such Tarragon Contributor is aware that it may be required to bear the economic risk of an investment in the Common Units for an indefinite period of time.
     (iv) Such Tarragon Contributor has consulted with its own advisers as to the financial, tax, legal and related matters concerning an investment in the Common Units and on that basis believes that an investment in the Common Units is suitable and appropriate for such Tarragon Contributor. Such Tarragon Contributor and its advisers have such knowledge and experience in financial, tax and business matters so as to enable such Tarragon Contributor to utilize the information made available to such Tarragon Contributor in connection with the investment contemplated hereby to evaluate the merits and risks of an investment in the New Company and to make an informed investment decision with respect thereto. Such Tarragon Contributor is familiar with the type of investment that the Common Units constitutes and recognizes that an investment in the New Company involves substantial risks, including significant risk of loss, including the loss of the entire amount of such investment.
     (v) Such Tarragon Contributor hereby acknowledges that the Common Units are not and will not be registered under the Securities Act or registered or qualified for sale pursuant to applicable securities or Blue Sky laws of any state or foreign jurisdiction by reason of a specific exemption from the registration requirements thereof, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the each Tarragon Contributor’s representations, warranties and covenants set forth herein. Each Tarragon Contributor further acknowledges that the Common Units will be subject to transfer restrictions and may not be offered, sold, transferred, pledged, hypothecated or otherwise assigned, in whole or in part, without compliance with applicable federal securities laws and the applicable securities or Blue Sky laws of any state or foreign jurisdiction by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the New Company).
     For purposes of this Agreement where the term “to Tarragon’s knowledge,” or a phrase of similar import, is used, such term shall mean, with respect to representations and warranties made by Tarragon Corporation, the “current actual knowledge” (as defined below) of the following designees of Tarragon: William S. Friedman, Robert Rothenberg and Eileen Swenson. For purposes of this Agreement where the term “to Tarragon’s knowledge,” or a phrase of similar import, is used, such term shall mean, with respect to representations and warranties made by Ansonia, the “current actual knowledge” (as defined below) of the following designees of Ansonia: Robert Rothenberg and Richard Frary. As used herein, the term “current actual knowledge” shall mean only the actual, current, conscious and not constructive, imputed or implied knowledge of such designee, without having made a review of the files or other inquiry. Anything herein to the contrary notwithstanding, such designee shall not have any personal liability or obligation whatsoever with respect to any of the matters set forth in this Agreement or any of the representations herein being or becoming untrue, inaccurate or incomplete in any respect.
     3.3 Representations, Warranties and Covenants of Northland. Each Northland Contributor, each solely for itself and with respect to the Northland Company Interests owned by it and the Northland Companies and Northland Property that is the subject of such Northland Company Interests, hereby represents, warrants and covenants to each Tarragon Contributor and the New Company as of the date of this Agreement and as of each Closing Date as follows:
          (a) Existence and Power. Such Northland Contributor and each of the Northland Companies has been duly formed and is a validly existing corporation, limited partnership or limited liability company under the laws of the jurisdiction in which it was formed. Such Northland Contributor and each of the Northland Companies has all power and authority to enter into this Agreement and all other documents to be executed and delivered in connection with the transactions that are the subject of this Agreement, including, without limitation, all Related Documents, to the extent they are to be executed by such Northland Contributor and any Northland Company, and to enter into and deliver and to perform its obligations hereunder and under the Related Documents executed by such Northland Contributor or any Northland Company.
          (b) Authorization; No Contravention. The execution and delivery of this Agreement, the Limited Liability Company Agreement, and the Related Documents executed by such Northland Contributor or any Northland Companies and the performance of its respective obligations under all of the foregoing constitutes, and have been duly authorized by all requisite organizational action, including, without limitation, by obtaining the approvals and consents described in Section 2.2(c). This Agreement constitutes, and, the Limited Liability Company Agreement when executed will constitute, and the Related Documents executed by such Northland Contributor or any Northland Company when executed will constitute, the valid, legal and binding obligation of such Northland Contributor or applicable Northland Company. None of this Agreement, the Limited Liability Company Agreement, or the Related Documents executed by such Northland Contributor or any Northland Company will violate any term of any agreement, order or decree to which it is a party or by which such Northland Contributors or any Northland Company is bound or to which any Northland Property is subject. Except for the Northland Lender Consents and the Northland Consents, no consent of any lender, partner, shareholder, beneficiary, tenant, creditor, investor, Authority or other Person is required in order for such Northland Contributor to enter into this Agreement and consummate the transactions contemplated herein.
          (c) Descriptive Information; Diligence. All documents delivered by or on behalf of Northland to Tarragon, or made available to Tarragon for review in connection with the transactions contemplated by this Agreement and the Related Documents, including, without limitation, all Northland Contracts and Northland Leases, are true, correct and complete copies of all such documents, as amended or modified, in Northland’s possession or control, and there are no other documents relating to the subject matter thereof. Except as disclosed to Tarragon in writing, Northland has delivered or made available to Tarragon all of the material books, records and files of or relating to the Northland Companies and Northland Property.
          (d) Defaults and Assumed Debt. Except to the extent disclosed on Schedule 3.3(d), neither such Northland Contributor nor any Northland Company is in monetary or material nonmonetary default under any of the documents, recorded or unrecorded, encumbering or affecting the Northland Property, including without limitation, the Northland Licenses, the Northland Debt Instruments, the Northland Leases and the Northland Contracts. Northland has delivered or made available to Tarragon true, complete and accurate copies of all of the material documents evidencing, securing and otherwise executed in connection with all or any portion of the Northland Assumed Debt. None of the Northland Assumed Debt is cross-defaulted, cross-collateralized, or cross-guaranteed with any indebtedness other than indebtedness that is included in and as part of the Northland Assumed Debt.
          (e) Compliance with Law. None of such Northland Contributor or any Northland Company has received written notice that all or any portion of the Northland Property violates or will violate in any material respect any law, rule, regulation, ordinance, code or interpretation of any Authority (collectively, “Laws”) (including, without limitation, those relating to zoning and the requirements of Title III of the Americans with Disabilities Act of 1990 (42 U.S.C. 12181, et seq.), or any requirement of any insurer or board of fire underwriters or similar entity, and to Northland’s knowledge, except to the extent disclosed on Schedule 3.3(e), there is no such material violation. None of such Northland Contributor or any Northland Company has received written notice of any special assessment proceedings affecting the Northland Property, and to Northland’s knowledge, there is no such assessment pending. To Northland’s knowledge, all material licenses, permits, approvals, variances, easements and rights of way, including, without limitation, proof of dedication and authorizations all Authorities having jurisdiction over the Northland Property (collectively, the “Northland Licenses”)

required for the ownership, use or operation of the Northland Property as presently used and operated or otherwise have been validly issued and are in full force and effect, and none of such Northland Contributor or the Northland Companies has received any written notice, and otherwise Northland has no knowledge, of any Action relating to the revocation or modification of any such License. To Northland’s knowledge, each of the Northland Licenses required for the ownership, use or operation of the Northland Property as presently operated shall remain in full force and effect and owned by the New Company following the contribution of the Northland Property pursuant to this Agreement. To Northland’s knowledge, no payments are owing to or on behalf of any Authority or are anticipated to be payable to or on behalf of any Authority pursuant to the Northland Licenses required for the ownership, use or operation of the Northland Property as presently operated, other than payments required in connection with renewals or extensions of the Northland Licenses from time to time in the ordinary course.
          (f) Certain Title Matters. To Northland’s knowledge, and except as may be shown on any title reports or surveys delivered or made available to Tarragon, as of the Closing Date (i) the Northland Real Property is or will be owned by one or more of the Northland Companies, (ii) the Northland Real Property is not in violation of any of the easements, covenants or restrictions affecting the Northland Real Property, including, without limitation, the Permitted Exceptions and no other party is in violation of any such easements, covenants or restrictions, (iii) the Northland Real Property is not dependent upon any adjacent property in order to be used for its intended purposes, including the operation of the Northland Real Property, for access, parking, utilities or any other matter except in circumstances where there is an adequate, legally enforceable and insurable permanent easement providing the Northland Real Property with the required rights of use of the adjacent property, and (iv) the Northland Real Property will be contributed subject only to the Northland Leases, Northland Contracts, Northland Licenses, the Permitted Exceptions and any additional leases, contracts and licenses permitted to be entered into pursuant to Section 7.1.
          (g) Personal Property. The list of Northland Personal Property attached hereto in Schedules D-1 through D-5, is in all material respects an accurate and complete list of all Northland Personal Property.
          (h) Leases. The Northland Rent Roll lists all Northland Leases for any portion of the Northland Real Property or otherwise affecting the Northland Real Property, and is accurate and complete in all material respects. The copies of the Northland Leases which have been delivered or made available to Tarragon are true, correct and complete, constitute all outstanding Northland Leases and include all subleases relating to the Northland Real Property. All brokerage commissions or compensation in respect of any of the Northland Leases have been, or prior to the applicable Closing will be, paid by the applicable Northland Company to the extent due and payable prior to such Closing. To Northland’s knowledge, none of the Northland Companies is in material default in the performance of its obligations under any of the Northland Leases (or any agreements incorporated therein by reference) and there are no circumstances which, with the passage of time or the giving of notice, or both, would constitute an event of default by landlord under any of the Northland Leases.
          (i) Rent Roll. The Northland Rent Roll is true, complete and correct as of the date indicated thereon, and the information set forth therein is true and correct in all material respects as of the date hereof. Except as set forth on the arrearages report appended to the Rent Roll, as of such date and with respect to the updated Rent Roll to be delivered at closing, as of the date of Closing, no tenant was in arrears in the payment of rent due under the Northland Leases beyond any applicable notice and cure periods.
          (j) Options. To Northland’s knowledge, none of the Northland Real Property is subject to any option or right of first refusal or first opportunity to acquire any interest in the Northland Property or any portion thereof. Neither such Northland Contributor nor any Northland Company has granted to any Person any option or right of first refusal or first opportunity to acquire any interest in the Northland Real Property.
          (k) Contracts. True, complete and correct copies of all Northland Contracts have been provided or made available to Tarragon. Following each Closing there shall be no material agreements or other obligations or liabilities with respect to all or any portion of the Northland Property that are binding on the New Company, the Northland Companies or the Northland Property following such Closing, other than the Northland Leases, the Northland Contracts, the Permitted Exceptions, the Northland Licenses and such additional leases, contracts and licenses as any Northland Company may enter into in compliance with Section 7.1 after the date hereof.
          (l) Hazardous Substances. Except as set forth on Schedule 3.3(l), neither such Northland Contributor, nor any Affiliate thereof has received written notice from any Authority (nor to Northland’s knowledge is there any circumstance, event or occurrence) with respect to the generation, storage, disposal, discharge, use, handling, removal, treatment or management of any Hazardous Substances or Hazardous Wastes on or from the Northland Property that would have or result in a Material Adverse Effect.
          (m) Mechanic’s Liens. Except as disclosed on Schedule 3.3(m), all bills and claims for labor performed and materials furnished to or for the benefit of the Northland Property have been paid in full to the extent due and payable prior to the date hereof and shall be paid in full at each Closing. Except as disclosed on Schedule 3.3(m), there are no mechanic’s or materialmen’s liens (whether or not perfected) on or affecting the Northland Property, and none will exist at Closing.
          (n) Non-Foreign Person. None of the applicable transferors of Northland Property (as determined for the purposes of Section 1445 of the Code) is a “foreign person” as defined in Section 1445(f)(3) of the Code, nor are any subject to withholding under Section 1445 of the Code.
          (o) Disclosure. The representations and warranties and the statements and information contained in this Agreement, in the Exhibits and Schedules hereto and in all of the materials delivered or made available by such Northland Contributor to Tarragon and its counsel, accountants, appraisers and consultants pursuant to this Agreement or in connection with the due diligence investigations conducted by or on behalf of Tarragon in connection with this Agreement do not contain any untrue statement of a material fact and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties, statements or information not misleading in light of the circumstances under which they were made.
          (p) Financial Statements. All operating statements delivered to Tarragon by each applicable Northland Contributor were prepared by such Northland Contributor in the ordinary course of business, are complete, accurate, true and correct copies of such operating statements in the books and records of such Northland Contributor and its subsidiaries, and to such Northland Contributor’s knowledge such operating statements fairly reflect in all material respects the results of the operation of the Northland Property for the periods covered. Since the date of the most recent internally prepared operating statements referred to above, and except as otherwise expressly contemplated by this Agreement, (i) there has been no material adverse change in the condition, financial or otherwise, of the Northland Property or the Northland Companies on a consolidated basis, taken as a whole, whether or not arising in the ordinary course of business and (ii) there has been no material change in the ownership of the Northland Companies or any increase in the indebtedness of the Northland Companies. The calendar year 2008 budgets delivered to Tarragon by Northland reflect Northland’s good faith estimate, consistent with past practice, for the operating results for the Northland Properties for the 2008 calendar year.
          (q) Pending Actions; Labor Disputes. There is no existing or, to Northland’s knowledge, threatened Action of any kind involving such Northland Contributor, any Northland Company or the Northland Property which would have a Material Adverse Effect on any Northland Company or the Northland Property. To Northland’s knowledge, there are no labor troubles or complaints of unfair labor practices pending with respect to any Person which could materially adversely affect the Northland Property.
          (r) Taxes.
     (i) All Tax or information returns required to be filed on or before the date hereof by or on behalf of such Northland Contributor or the Northland Companies (x) have been filed through the date hereof or will be filed on or before the date when due in accordance with all applicable Laws and (y) there is no Action pending against or with respect to such Northland Contributor, the Northland Companies or the Northland Property in respect of any Tax nor is any claim for additional Tax asserted by any Tax Authority. All real estate Taxes and assessments relating to the Northland Real Property and due and payable have been paid and copies of most recent tax bills have been delivered or made available to Tarragon. All other Taxes of the Northland Companies that are due and payable have been paid.
     (ii) There are no liens for Taxes with respect to any portion of the Northland Property, other than liens for Taxes that are not yet due or payable.
     (iii) Except as disclosed on Schedule 3.3(r), each Northland Company is and has always been classified for federal income tax purposes as either a partnership or an entity that is disregarded as separate from its owner.

     (iv) No Northland Company has any liability for the Taxes of any person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.
     (v) Each Northland Contributor acknowledges that none of Tarragon, the New Company or any Affiliate shall assume any responsibility for the Tax consequences of the transactions contemplated by this Agreement, the Limited Liability Company Agreement and the Related Documents to such Northland Contributor, other than to agree to report the transactions for Federal and State Tax purposes consistently with the manner agreed to by Northland and such Tarragon Contributor.
          (s) Insurance. Northland Corporation has delivered or made available to Tarragon all copies of all insurance policies and arrangements with respect to the Northland Property.
          (t) Patriot Act. Neither such Northland Contributor, nor any Northland Company, nor any member, partner or shareholder of any Northland Company, nor, to Northland’s knowledge, any person or entity with actual authority to direct the actions of any member, partner or shareholder of Northland or any Northland Company, (i) are named on any list of persons, entities and governments issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (“Executive Order 13224”), as in effect on the date hereof, or any similar list known to Seller or publicly issued by OFAC or any other department or agency of the United States of America (collectively, the “OFAC Lists”), (ii) are included in, owned by, controlled by, knowingly acting for or on behalf of, knowingly providing assistance, support, sponsorship, or services of any kind to, or otherwise knowingly associated with any of the persons, entities or governments referred to or described in the OFAC Lists, or (iii) has knowingly conducted business with or knowingly engaged in any transaction with any person, entity or government named on any of the OFAC Lists or any person, entity or government included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or, to Northland’ knowledge, otherwise associated with any of the persons, entities or governments referred to or described in the OFAC Lists.
          (u) Deposits. Neither such Northland Contributor nor any Northland Company has received written notice of any violations of the requirements of any Law relating to the holding, application or collection of security deposits in respect of the Northland Leases.
          (v) Northland Companies. Except as set forth on Schedule 3.3(v), the only activities conducted by the Northland Companies since their inception have been the construction, ownership and operation of the Northland Properties. None of the Northland Companies has any liabilities or obligations other than those relating directly to the ownership or operation of the Northland Property owned by it. Northland Portfolio is the sole holder of the Northland Portfolio Company Interests, and the Northland Portfolio Company Interests are free and clear of all liens and encumbrances. Northland Fund I is the sole holder of the Northland Fund I Company Interests, and the Northland Fund I Company Interests are free and clear of all liens and encumbrances. Northland Fund II is the sole holder of the Northland Fund II Company Interests, and the Northland Fund II Company Interests are free and clear of all liens and encumbrances. Northland Fund III is the sole holder of the Northland Fund III Company Interests, and the Northland Fund III Company Interests are free and clear of all liens and encumbrances. NIC is the sole holder of the NIC Company Interests, and the NIC Company Interests are free and clear of all liens and encumbrances. Northland Austin is the sole holder of the Northland Austin Company Interests, and the Northland Austin Company Interests are free and clear of all liens and encumbrances. Austin Investors is the sole holder of the Austin Investors Company Interests, and the Austin Investors Company Interests are free and clear of all liens and encumbrances. Drake is the sole holder of the Drake Company Interests, and the Drake Company Interests are free and clear of all liens and encumbrances. Tatstone is the sole holder of the Tatstone Company Interests, and the Tatstone Company Interests are free and clear of all liens and encumbrances.
          (w) Condominium Conversion. Except as disclosed on Schedule 3.3(w), none of such Northland Contributor or any Northland Company has made any filing with the applicable Authority with respect to the conversion of any of the Northland Properties to a condominium.
          (x) Solvency. None of such Northland Contributor or any Northland Company has: (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by such Northland Contributor’s or any Northland Company’s creditors; (iii) suffered the appointment of a receiver to take possession of all or substantially all of such Northland Contributor’s or any Northland Company’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of such Northland Contributor’s or any Northland Company’s assets, (v) admitted in writing such Northland Contributor’s or any Northland Company’s inability to pay its debts as they come due; or (vi) made an offer of settlement, extension, or composition to its creditors generally.
          (y) Securities Representations.
     (i) Such Northland Contributor is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.
     (ii) No such Northland Contributor, or any of such Northland Contributor’s Affiliates, nor any Person acting on such Northland Contributor’s or Northland Contributor’s Affiliate’s behalf, was offered the Common Units through any form of “general solicitation or general advertising” (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Common Units.
     (iii) Such Northland Contributor understands and acknowledges that (i) no public market exists for any of the Common Units and that it is unlikely that a public market will ever exist for the Common Units, (ii) such Northland Contributor is purchasing the Common Units for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, and (iii) such Northland Contributor is aware that it may be required to bear the economic risk of an investment in the Common Units for an indefinite period of time.
     (iv) Such Northland Contributor has consulted with its own advisers as to the financial, tax, legal and related matters concerning an investment in the Common Units and on that basis believes that an investment in the Common Units is suitable and appropriate for such Northland Contributor. Such Northland Contributor and its advisers have such knowledge and experience in financial, tax and business matters so as to enable such Northland Contributor to utilize the information made available to such Northland Contributor in connection with the investment contemplated hereby to evaluate the merits and risks of an investment in the New Company and to make an informed investment decision with respect thereto. Such Northland Contributor is familiar with the type of investment that the Common Units constitutes and recognizes that an investment in the New Company involves substantial risks, including significant risk of loss, including the loss of the entire amount of such investment.
     (v) Such Northland Contributor hereby acknowledges that the Common Units are not and will not be registered under the Securities Act or registered or qualified for sale pursuant to applicable securities or Blue Sky laws of any state or foreign jurisdiction by reason of a specific exemption from the registration requirements thereof, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the each Northland Contributor’s representations, warranties and covenants set forth herein. Each Northland Contributor further acknowledges that the Common Units will be subject to transfer restrictions and may not be offered, sold, transferred, pledged, hypothecated or otherwise assigned, in whole or in part, without compliance with applicable federal securities laws and the applicable securities or Blue Sky laws of any state or foreign jurisdiction by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the New Company).
     For purposes of this Agreement where the term “to Northland’s knowledge,” or a phrase of similar import, is used, such term shall mean, with respect to representations and warranties made by Northland Corporation, the “current actual knowledge” (as defined below) of the following designees of Northland: Lawrence R. Gottesdiener and Steven P. Rosenthal. As used herein, the term “current actual knowledge” shall mean only the actual, current, conscious and not constructive, imputed or implied knowledge of such designee, without having made a review of the files or other inquiry. Anything herein to the contrary notwithstanding, such designee shall not have any personal liability or obligation whatsoever with respect to any of the matters set forth in this Agreement or any of the representations herein being or becoming untrue, inaccurate or incomplete in any respect.
     3.5 Survival. The representations and warranties of the Tarragon Contributors and the Northland Contributors set forth in this Article 3 and anywhere else in this Agreement or in any Related Document (unless expressly stated otherwise) shall survive the Closing of the transaction contemplated in this Agreement and the delivery of the Assignment and Assumption of Company Interests by each of Tarragon and Northland for a period of fifteen (15) months from and after the last Closing Date. Consequently, each of the Tarragon Contributors and the Northland Contributors stipulates and agrees that from and after such fifteen (15) month period, it is entitled to and agrees to claim no damages of any kind with respect to any alleged breach and/or violation of any of such representations and/or warranties of the other party, other than as to claims with respect to which it has given the other party and the New Company written notice within such fifteen (15) month period. Notwithstanding the foregoing, each of the Tarragon Contributors and the Northland Contributors hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity, under this Agreement or otherwise to make a claim against the other party for damages that it may incur, as the result of any of the representations or warranties of the other party being untrue, inaccurate or incorrect if (a) the party claiming such breach knew or is deemed to know that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing (and for such purpose, (i) the knowledge of each Northland Contributor will be deemed known by each other member of the same Northland Contributing Group, (ii) the knowledge of each Tarragon Contributor will be deemed known by each other member of the same Tarragon Contributing Group, (iii) the knowledge of Northland will be deemed known by the New Company in respect of any claim against any Tarragon Contributor, but not otherwise, (iv) the knowledge of Tarragon will be deemed known by the New Company in respect of any claim against any Northland Contributor, but not otherwise and (v) the knowledge or deemed knowledge of the New Company will not limit the right of any Contributor to bring a direct claim under Section 5.5, provided that the Contributor does not have and is not deemed to have such knowledge), or (b) the damages of the party claiming such breach as a result of such representations or warranties being untrue, inaccurate or incorrect are reasonably estimated to aggregate less than one percent (1%) of the Equity Value of the applicable Contributor party alleged to be liable for such breach as of the date of the claim; provided, however, that in the event that the damages of a party exceed such one percent (1%) threshold, such party will be entitled to claim for all its damages (i.e. from the first dollar of damage, regardless of such threshold). Notwithstanding anything to the contrary set forth herein, the aggregate liability of each Contributor under the representations and warranties set forth in this Article 3, together with all of the indemnification obligations of such Contributor provided in this Agreement or in any Related Document, shall not exceed fifty percent (50%) of the Equity Value of such Contributor. The remedies set forth in this Section 3.5, Article 5 and Article 6 comprise the sole and exclusive remedies of a party hereto (or any person claiming by, through or under such party, including any Indemnitee) in respect of any breach of the representations, warranties or covenants set forth in this Agreement or in any Related Document.
     3.6 Bermuda Island and Northgate. Notwithstanding anything to the contrary herein or in the Northgate Purchase Agreement or the Bermuda Island Purchase Agreement, if the Bermuda Island property and/or the Northgate property become additional “Northland Properties” hereunder and/or Middletown Tarragon LLC becomes an additional “Northland Company” hereunder, and/or the membership interests in Middletown Tarragon LLC become additional “Northland Company Interests”, each as described above in Section 1.2, then none of the representations or warranties set forth in this Article 3 will apply to such additional Northland Properties, Northland Companies or Northland Company Interests nor shall any of the Northland Contributors be deemed to have made any such representations and warranties with respect thereto, except to the extent that any such representations or warranties would, if made, have been breached by actions or omissions taken or omitted to be taken by Northland at any time after consummating such purchase under the Northgate Purchase Agreement or the Bermuda Island Purchase Agreement, as applicable, and such breach results in a Material Adverse Effect.
ARTICLE 4 — CLOSING ADJUSTMENTS
     4.1 Prorations. At each Closing, the following shall be apportioned and adjusted between each Contributor, on the one hand, and the New Company, on the other hand, as of 11:59 p.m. (Eastern Standard Time) as of the last day of the calendar month immediately preceding the month in which the applicable Closing occurs (the “Prorations Date”), with the Contributor responsible for matters relating to its Contributed Properties for the period prior to the Prorations Date, and the New Company responsible for matters relating to such Contributed Properties from and after the Prorations Date, except as otherwise specified:
          (a) rents and additional rents under or in respect of Tenant Leases, as, when and to the extent actually collected, on the basis of the period for which payable under the applicable Tenant Lease and apportioned on the basis of the actual number of days in such period, along with security, pet, key and any other deposits held by the landlord under the Tenant Leases;
          (b) any real property taxes, water and sewer rents and charges; any tax credit or refund collected as a result of any real property tax appeal; vault taxes or charges, elevator inspection charges and other like and similar municipal taxes and charges, each on the basis of the fiscal year or other period for which assessed, and apportioned upon the basis of the actual number of days in such year or period. If actual tax bills are not available, taxes shall be apportioned based on the most recent tax bills available, with a post-Closing adjustment to be made as soon as tax bills for the fiscal year during which the Closing occurs become available;
          (c) subject to Section 4.5, electric, gas, steam and other public utility charges for services furnished to the Contributed Properties, on the basis of the actual number of days in any period covered by the charge being apportioned (except that no apportionment shall be made for any of such items as are furnished and charged by the applicable utility company directly to tenants under the Tenant Leases);
          (d) all charges under the Contracts, on the basis of the actual number of days in any period covered by the charge being apportioned. The Tarragon Contributors with respect to the Tarragon Properties, and the Northland Contributors with respect to the Northland Properties shall bear the cost of all installments or amounts of items which are being apportioned under this Section which became due and payable prior to the Prorations Date; and
          (e) such other items as are customarily apportioned between sellers and purchasers of real properties of a type similar to the Contributed Properties.
     4.2 Commissions. Each Contributor shall bear the cost of all unpaid commissions, fees and other charges due on or prior to the Prorations Date to real estate brokers or other

Persons with respect to any Tenant Lease beginning on or prior to the Prorations Date. The New Company shall be responsible for commissions, fees, or other charges due to real estate brokers or other Persons with respect to Tenant Leases, and any renewals, extensions and expansions thereof, beginning after the Prorations Date. At each Closing, the Equity Value of each Contributor will be reduced by all security deposits which are then unapplied to satisfy tenant obligations under Tenant Leases at such Contributed Property, except to the extent that the applicable Contributed Company holds such security deposit as of the Closing Date.
     4.3 New Tax Rates. If the Proration Date and the Closing Date for a Contributed Property is before a new real property or other applicable tax rate or charge of an Authority is fixed, then the apportionment of such tax or charge at the Closing shall be based upon the tax rate for the immediately preceding fiscal period applied to the latest assessed valuation. Promptly after the new tax rate has been fixed, the apportionment of such tax or charge made at the Closing shall be recalculated and any adjustment to the Equity Value and the number of Common Units issuable to the Contributors in respect of such Contributed Property shall be made promptly after such recalculation.
     4.4 Tenant Leases. If any tenant under a Tenant Lease is in arrears in the payment of rent, or other charges, payments received from such tenant after the applicable Closing shall be applied in the following order of priority: first, to current rents and other sums due the New Company as the current owner of the Property and landlord under the Tenant Lease, and the balance to any delinquent sums owing to the Contributor under the Tenant Lease in respect of the period prior to the Prorations Date. If any payments from a tenant under a Tenant Lease received by the New Company or the Contributor after the Closing are payable to the other by reason of this Section, then the appropriate sum shall be promptly paid to the other by adjustment of the number of Common Units issued to the Contributor.
     4.5 Utility Charges. The apportionment of utility charges shall be made upon the basis of charges shown on the latest available bills of such utilities. The charges shown on such available bills for periods prior to the Prorations Date which have not been paid as of the Closing Date shall be paid by the Contributed Company and credited in favor of the New Company, and for the period from the date of each such last available utility bill to the Prorations Date an apportionment shall be made based on the amount charged for the period covered by such last available bill. Notwithstanding the foregoing, each Contributor with respect to its Contributed Property will use reasonable efforts to cause the respective utility companies to read their meters or fix their charges to the Prorations Date, in which event (i) the Contributed Company shall pay such charges, when billed, to the Prorations Date, and the amount of such payment will be credited at Closing in favor of the New Company, (ii) if the Contributed Company has paid any such charges for any period subsequent to the Prorations Date, such payments shall be credited in favor of the Contributor, and (iii) the Contributed Company shall pay such charges from and after the Prorations Date without any proration hereunder.
     4.6 Utility Deposits. At the Closing, to the extent not otherwise held in the name of the Contributed Company, each Contributor shall assign to the New Company, all deposits or escrows held for the account of such Contributor (or its Affiliate) with respect to its Contributed Property at or by any public utility company in connection with the utility services furnished to the Contributed Property; and in such case the Contributor shall be credited at Closing for the amount of deposits, or escrows so assigned. Any such deposits or escrows held in the name of a Contributed Company shall be included in the Cash adjustment of Equity Value pursuant to Section 1.1(c).
     4.7 Post-Closing Receipt. If any item covered by this Article cannot be apportioned because the same has not been (or cannot be) fully ascertained on the Closing Date, or if any error has been made with respect to any apportionment, then such item shall be apportioned (or corrected, as applicable) as soon as the same is fully ascertained and any change in Equity Value and the number of Common Units to be issued to a Contributor under Section 1.1 shall be adjusted by issuing to such Contributor additional Common Units, or reducing the number of Common Units issued to such Contributor.
     4.8 Real Estate Tax Refunds. Real estate tax refunds and credits received after a Closing which are attributable to the fiscal tax year during which the Prorations Date falls shall be apportioned between the Contributor, on the one hand, and the New Company, on the other hand, pursuant to this Article. There will be no proration of tax refunds or credits relating to fiscal tax years previous to the one during which the Prorations Date falls.
     4.9 Special Assessments. If, as of the Prorations Date, any of the Properties shall be (or shall have become) subject to a special or local assessment or charge of any kind (whether or not yet a lien), then (to the extent not payable by the tenants) the New Company shall be credited at Closing for any installments thereof due and payable prior to the Prorations Date which have not been paid by the Contributed Company prior to the Prorations Date; provided, however, that any installment thereof attributable to a period from and after the Prorations Date shall be apportioned at the Closing in the same manner as for taxes under Section 4.1(b). The Contributed Company shall be responsible for all installments of such assessment attributable to the period from and after the Prorations Date, without any proration credit in favor of the New Company hereunder.
     4.10 Escrow Balances and Reserves. At each Closing, each Contributor will receive a credit for any escrow balances and reserves held by a lender for the account of a Contributed Company at Closing.
     4.11 Straddle Periods.
          (a) In General. If, for any Income Tax purposes, the Taxable period of any of the Contributed Companies does not terminate on the relevant Prorations Date (any such period, a “Straddle Period”), Income Taxes of such Contributed Company and Income Tax refunds or credits, if any, of such Contributed Company attributable to its ordinary operations during such Straddle Period shall be allocated to (i) the portion of such Straddle Period up to and including the relevant Prorations Date (the “Pre-Closing Straddle Period”), and (ii) the portion of such Straddle Period subsequent to the relevant Prorations Date (the “Post-Closing Straddle Period”) in accordance with this Section 4.11(a). Any Income Taxes and Income Tax refunds of a Contributed Company that are attributable to those transactions that are in the nature of capital transactions shall be allocated under the principles described above based on the relevant Closing Date, instead of the relevant Prorations Date. For purposes of the preceding sentences, Income Taxes and any Income Tax refunds or credits for the Pre-Closing Straddle Period and for the

Post-Closing Straddle Period of a Contributed Company will be determined on the basis of an interim closing of the books as of the close of business on the relevant Prorations Date or Closing Date, as applicable, as if such Straddle Period consisted of one Taxable period ending on the relevant Prorations Date or Closing Date, as applicable, and a Taxable period beginning on the day following the relevant Prorations Date or Closing Date, as applicable.
          (b) Partnerships. For purposes of section 706 of the Code, any item of income and deduction with respect to a Contributed Company that is treated as a partnership for U.S. federal tax purposes shall be allocated under the interim closing of the books method of section 706 of the Code based on the Prorations Date, and any items of such company that are in the nature of capital transactions shall be allocated under the interim closing of the books method under section 706 of the Code based on the Closing Date. The portion of any such items of such Contributed Company attributable to any period to the Contributor (or Contributors) up to and including the relevant Prorations Date or Closing Date, as applicable, shall be allocated to the Contributor (or Contributors) of such Contributed Company, and the portion of such items of such company attributable to the period after the relevant Prorations Date or Closing Date, as applicable, shall be allocated to the New Company.
     4.12 Time Periods. Except as otherwise provided herein, it is the intention of the parties that each Contributor be responsible for all costs and expenses, and obtain the benefit of all income, of its Contributed Companies and Contributed Properties relating to the period up to the Prorations Date, and that the New Company be responsible for such costs and expenses, and obtain the benefit of such income, from and after the Prorations Date, in each case on an accrual basis, but without regard to non-cash items of income or expense, including depreciation and amortization.
     4.13 Adjustment of Equity Value. On each Closing Date, for each Contributor and its Contributed Companies and Contributed Properties, the net amount of all proration credits, without duplication, under this Article 4 in favor of such Contributor shall be netted against the amount of all proration credits, without duplication, under this Article 4 in favor of the New Company, and (i) if the aggregate net proration credit is in favor of such Contributor, then the Equity Value of such Contributor shall be increased by the amount of such net proration credit pursuant to Section 1.1(c) and (ii) if the aggregate net proration credit is in favor of the New Company, then the Equity Value of such Contributor shall be reduced by the amount of such net proration credit pursuant to Section 1.1(c).
     4.14 Survival. This Article 4, and all rights and duties of the New Company and the parties hereunder, shall survive Closing.
ARTICLE 5 — INDEMNIFICATION
     5.1 By Contributors.
          (a) From and after the Closing Date, each Contributor (an “Indemnitor”) agrees severally to indemnify, defend and hold harmless the New Company, each other Contributor, and each such Contributor’s respective subsidiaries, Affiliates, officers, directors, partners, members, managers, security holders, stockholders, employees, representatives and agents. (collectively, the “Indemnitees”) from and against all Losses which are incurred or suffered by any of them (A) based upon, arising out of, in connection with or by reason of the breach of any of the representations or warranties of such Contributor, (B) based upon, arising out of, in connection with or by reason of any liability or obligation relating to the Contributed Companies or the Contributed Properties contributed, directly or indirectly, by such Contributor of any nature (absolute, accrued, contingent or otherwise) arising or occurring with respect to any period prior to the Prorations Date, (C) based upon, arising out of, in connection with or by reason of the failure of such Contributor to perform or comply, in whole or in part, with any of the covenants or agreements contained herein or in any Related Document to be performed or complied with by such Contributor on or prior to the Closing, and (D) based upon, arising out of, in connection with or by reason of any Income Taxes attributable to a Pre-Closing Tax Period of a Contributed Company. From and after the First Closing Date, if there is Excess Gain allocated to Tarragon Corporation or to Ansonia and recognized prior to December 31, 2018, the New Company shall pay to Tarragon Corporation or Ansonia, as the case may be, an amount equal to the product of such Excess Gain and the tax rate applied with respect to Tarragon Corporation or Ansonia, as applicable, in determining any “Ansonia Tax Amount” or “Tarragon Tax Amount” under the Tax Matters Agreement, such amount to be paid in immediately available funds within thirty (30) days after the filing of the federal income tax return of the New Company for the taxable year in which such Excess Gain was allocated.
          (b) The indemnity against Losses pursuant to Section 5.1(a) shall also include interest on cash disbursements in respect thereof at an annual rate of interest equal to a fixed rate of twelve and one-half percent (12.5%) (the “Reference Rate”), based on actual days elapsed from the later of the date a valid claim is made hereunder or the date of such disbursement until the date the Indemnified Parties are fully reimbursed therefor.
          (c) Notwithstanding the preceding, (i) the Indemnified Parties shall not be entitled to any recovery unless a claim for indemnification is made in accordance with Section 5.3 and within the time period of survival set forth in Article 3 and the person seeking indemnification complies with the procedures set forth in Sections 5.3, 5.4 and 5.5, and (ii) if more than one Indemnitor has an indemnification obligation in respect of the same Contributed Company or Contributed Property, such indemnification obligation shall constitute a several obligation of such Indemnitors, in proportion to their respective Contribution Percentages.
     5.2 Intentionally Omitted.
     5.3 Indemnification Procedure.
          (a) In the event that any Indemnitee shall incur or suffer any Loss in respect of which indemnification may be sought by such party pursuant to the provisions of this Article 5, the Indemnitee shall assert a claim for indemnification by written notice (a “Notice”) to the Indemnitor stating the nature and basis of such claim. In the case of Losses arising by reason of any third party claim, the Notice shall be given within 30 days of the filing of any such claim against the Indemnitee or the determination by Indemnitee that a claim will ripen into a claim for which indemnification will be sought, but the failure of the Indemnitee to give the Notice within such time period shall not relieve the Indemnitor of any liability that the

Indemnitor may have to the Indemnitee except to the extent that the Indemnitor is prejudiced thereby and then only to the extent of such prejudice.
          (b) The Indemnitee shall provide to the Indemnitor on request all information and documentation reasonably necessary to support and verify any Losses which the Indemnitee believes give rise to a claim for indemnification hereunder and shall give the Indemnitor reasonable access to all books, records and personnel in the possession or under the control of the Indemnitee which would have bearing on such claim.
          (c) In the case of third party claims for which indemnification is sought, the Indemnitor shall have the option (x) to conduct any proceedings or negotiations in connection therewith, (y) to take all other steps to settle or defend any such claim (provided that the Indemnitor shall not, without the consent of the Indemnitee, settle any such claim on terms which provide for (A) a criminal sanction or fine, (B) injunctive relief or (C) monetary damages in excess of the amount that the Indemnitor is required to pay hereunder) and (z) to employ counsel, which counsel shall be reasonably acceptable to the Indemnitee, to contest any such claim or liability in the name of the Indemnitee or otherwise. In any event, the Indemnitee shall be entitled to participate at its own expense and by its own counsel in any proceedings relating to any third party claim; provided, however, that if the defendants in any such action or claim include both the Indemnitee and the Indemnitor and the Indemnitee shall have reasonably concluded that there would be a conflict of interest under DR 5-105 of the Code of Professional Responsibility or other applicable federal or state law were the same counsel to represent the Indemnitee and the Indemnitor, the Indemnitee shall be entitled to be represented by separate counsel at the Indemnitor’s expense; provided further, however, that such action or claim shall not be settled without the Indemnitor’s consent, which shall not unreasonably be withheld. The Indemnitor shall, within 30 days of receipt of the Notice, notify the Indemnitee of its intention to assume the defense of such claim. Until the Indemnitee has received notice of the Indemnitor’s election whether to defend any claim, the Indemnitee shall take reasonable steps to defend (but may not settle) such claim. If the Indemnitor shall decline to assume the defense of any such claim, or shall fail to notify the Indemnitee within 30 days after receipt of the Notice of the Indemnitor’s election to defend such claim, the Indemnitee shall defend against such claim (provided that the Indemnitee shall not settle such claim without the consent of the Indemnitor, which consent shall not be unreasonably withheld). The expenses of all proceedings, contests or lawsuits in respect of the claims described in the preceding sentence shall be borne by the Indemnitor but only if the Indemnitor is responsible pursuant hereto to indemnify the Indemnitee in respect of the third party claim and, if applicable, only as required within the limitations set forth in Section 5.1 or Section 5.2 as the case may be. Regardless of which party shall assume the defense of the claim, the parties agree to cooperate fully with one another in connection therewith. In the case of a claim for indemnification made under Section 5.1 or 5.2, (a) if (and to the extent) the Indemnitor is responsible pursuant hereto to indemnify the Indemnitee in respect of the third party claim, then within ten days after the occurrence of a final non-appealable determination with respect to such third party claim (or sooner if required by such determination), the Indemnitor shall pay the Indemnitee (or sooner if required by such determination), in immediately available funds, the amount of any Losses (or such portion thereof as the Indemnitor shall be responsible for pursuant to the provisions hereof and (b) in the event that any Losses incurred by the Indemnitee do not involve payment by the Indemnitee of a third party claim, then, if (and to the extent) the Indemnitor is responsible pursuant hereto to indemnify the Indemnitee against such Losses, the Indemnitor shall within ten days after agreement on the amount of Losses or the occurrence of a final non-appealable determination of such amount pay to the Indemnitee, in immediately available funds, the amount of such Losses (or such portion thereof as the Indemnitor shall be responsible for pursuant to the provisions hereof).
     5.4 Cooperation in Defense. Each party indemnified under any indemnity contained in this Agreement shall cooperate in all reasonable respects in the defense of the third-party claim pursuant to which the indemnifying party is alleged to have liability.
     5.5 Direct or Derivative Claims. With respect to any indemnified Loss which has been suffered (directly or indirectly) both by the New Company and by a Contributor, the Contributor shall have the right to require, by written demand upon the Board of Managers of the New Company, that the claim for such indemnified Loss be brought by the New Company, and if the Board of Managers does not bring such claim and prosecute such claim in accordance with the directions of such Contributor within fifteen (15) days, then such Contributor may bring such claim on its own behalf, in which case such Contributor will be deemed to have suffered a Loss equal to its pro rata share of the Loss suffered by the New Company, based on its proportionate ownership of the Common Units of the New Company as of the final Closing. Nothing in this Section 5.5 shall prohibit a Contributor from bringing a direct claim for Loss at any time, regardless whether the New Company has also suffered a Loss or brought a claim in respect of the same underlying matter; provided, however, that any recovery by the New Company in respect of such a claim shall be reduced by the amount of any direct recovery by a Contributor in respect of the same underlying matter, and such Contributor shall not participate through the New Company in any such additional recovery by the New Company.
     5.6 General. The parties shall use reasonable efforts to mitigate any indemnified Loss in connection with this Agreement. The parties shall also use reasonable efforts to structure any indemnity payment in a manner such that the Indemnitor will obtain any deduction or other tax benefit arising from having made such indemnification payment in order to avoid any duplication of after-tax benefit to the Indemnitee. The amount of indemnified Loss incurred by the Indemnitee shall be reduced by the amount of any insurance benefit received by the Indemnitee or by the New Company in respect of such Loss. Any liability for indemnification under this Agreement shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement. No matter shall be the subject of an indemnification claim hereunder to the extent that the Indemnitee has otherwise been compensated therefor, including through the prorations or other adjustments to Equity Value under Section 1.1.
     5.7 Survival. This Article 5 shall survive each Closing.
ARTICLE 6 — DEFAULTS AND REMEDIES
     6.1 Defaults. In the event of (i) a failure by a party to perform any of its material obligations hereunder, which failure continues for more than fifteen (15) days following receipt of notice thereof from the other party or (ii) the inaccuracy of any representation or warranty made by a party in this Agreement or in any document delivered pursuant to the terms hereof to the extent such inaccuracy of such representation or warranty results in or constitutes a Material Adverse Effect, then the other party shall have the right to terminate its obligation to consummate the transaction contemplated by this Agreement (or any remaining portion thereof) by delivery of notice thereof to the other party. Subject to the terms of this Article below, upon any such termination or any termination otherwise permitted under this Agreement, all rights and obligations of the parties under this Agreement, other than those that by their terms survive termination, shall terminate without recourse, and this Agreement shall be of no further force or effect.
     6.2 Remedies of Northland.
     In addition to its right to terminate this Agreement, in the event of a failure any Tarragon Contributor to perform its obligations to close on the contribution transactions under this Agreement at any Closing, which failure continues for more than fifteen (15) days following receipt of notice thereof, then Northland shall have the right to (i) seek specific performance of the terms of this Agreement, and (ii) to the extent a specific performance remedy is not available, to pursue any other remedy it may have at law or in equity in connection with such failure. Notwithstanding anything in the foregoing to the contrary, in the event that Northland elects to seek damages for any failure, breach or default hereunder, then the parties agree that Northland’s recovery for any and all such defaults shall not exceed $5,000,000 in the aggregate against all Tarragon Contributors (and such $5,000,000 limitation will be applied severally to limit the liability of each Tarragon Contributor, pro rata on the basis of their respective Equity Values); provided, however, that in the event that any such failure, breach or default is the result of the willful failure, breach, default, misconduct or omission on the part of a Tarragon Contributor, then the $5,000,000 aggregate limitation on damages shall not be applicable to, and Northland shall be permitted to recover any and all damages caused by such failure, breach or default on the party of, such Tarragon Contributor. As a condition precedent to Northland exercising any right it may have to bring an action for specific performance hereunder, Northland must commence such an action within ninety (90) days after Northland first becomes aware of Tarragon’s default. Northland agrees that its failure to timely commence such an action for specific performance within such ninety (90) day period shall be deemed a waiver by it of its right to commence an action for specific performance as well as a waiver by it of any right it may have to file or record a notice of lis pendens or notice of pendency of action or similar notice against any portion of the applicable Tarragon Property.
     6.3 Remedies of Tarragon.
     In addition to its right to terminate this Agreement, in the event of a failure any Northland Contributor to perform its obligations to close on the contribution transactions under this Agreement at any Closing, which failure continues for more than fifteen (15) days following receipt of notice thereof, then Tarragon shall have the right to (i) seek specific performance of the terms of this Agreement, and (ii) to the extent a specific performance remedy is not available, to pursue any other remedy it may have at law or in equity in connection with such failure. Notwithstanding anything in the foregoing to the contrary, in the event that Tarragon elects to seek damages for any failure, breach or default hereunder, then the parties agree that Tarragon’s recovery for any and all such defaults shall not exceed $5,000,000 in the aggregate against all Northland Contributors (and such $5,000,000 limitation will be applied severally to limit the liability of each Northland Contributor, pro rata on the basis of their respective Equity Values); provided, however, that in the event that any such failure, breach or default is the result of the willful failure, breach, default, misconduct or omission on the part of a Northland Contributor, then the $5,000,000 aggregate limitation on damages shall not be applicable to, and Tarragon shall be permitted to recover any and all damages caused by such failure, breach or default on the part of, such Northland Contributor. As a condition precedent to Tarragon exercising any right it may have to bring an action for specific performance hereunder, Tarragon must commence such an action within ninety (90) days after Tarragon first becomes aware of Northland’s default. Tarragon agrees that its failure to timely commence such an action for specific performance within such ninety (90) day period shall be deemed a waiver by it of its right to commence an action for specific performance as well as a waiver by it of any right it may have to file or record a notice of lis pendens or notice of pendency of action or similar notice against any portion of the applicable Northland Property.
     6.4 Sole and Exclusive Remedies. The remedies set forth in this Article 6, together with those set forth in Section 3.5 and Article 5 comprise the sole and exclusive remedies of a party hereto (or any person claiming by, through or under such party, including any Indemnitee) in respect of any breach of the representations, warranties or covenants set forth in this Agreement or in any Related Document.
ARTICLE 7 — FUTURE OPERATIONS
     7.1 Operations. Except as otherwise expressly permitted by this Agreement (including pursuant to the Tarragon Restructuring or the Northland Restructuring), each Tarragon Contributor with respect to the Tarragon Properties and Tarragon Companies, and each Northland Contributor with respect to the Northland Properties and the Northland Companies, hereby agrees and covenants with respect to the Property and/or Company Interests that have not already been contributed to the New Company, that from the date hereof through each Closing or the earlier termination of this Agreement:
          (a) Neither Tarragon nor Northland, and no Tarragon Company or Northland Company, shall sell, encumber, further pledge, or otherwise transfer or dispose of all or any part of the Tarragon Company Interests, the Northland Company Interests, the Tarragon Property or the Northland Property, or amend, modify or terminate any Tarragon Operating Agreements or Northland Operating Agreements, without the prior consent of the other party hereto.
          (b) Neither Tarragon nor Northland, and no Tarragon Company or Northland Company, shall enter into, extend, renew, replace or modify any contract, agreement or other arrangement with regard to the Tarragon Property or the Northland Property which will be binding on the New Company, the Tarragon Property or the Northland Property after Closing unless such contract, agreement or other arrangement (as so extended, renewed, replaced or modified) can be terminated by the New Company without penalty or payment of any fee on not more than thirty (30) days notice.
          (c) Neither Tarragon or Northland, and no Tarragon Company or Northland Company, shall initiate or consent to any zoning changes, liens or encumbrances of or against the Tarragon Property or the Northland Property without the prior written consent of the other party, and shall give the other party copies of all notices received by Tarragon or Northland with respect to any such matters.
          (d) Each of Tarragon, Northland, the Tarragon Companies and the Northland Companies shall continue to manage, lease, market and operate the Tarragon Property and the Northland Property in the ordinary course of business in accordance with the management, leasing and operation standards and practices currently in effect at the Tarragon Property and the Northland Property, as applicable, and shall continue to perform all of its obligations with respect to the Tarragon Leases, Northland Leases, Tarragon Contracts and Northland Contracts, as applicable.
          (e) Each of Tarragon, Northland, the Tarragon Companies and the Northland Companies shall repair and maintain the Tarragon Property and the Northland Property in its present condition, normal wear and tear excluded and subject to Article 8, and continue to maintain the insurance policies currently in effect with respect to any of the foregoing or enter into new policies with substantially the same coverage.
          (f) Neither Tarragon and Northland shall, or permit any Tarragon Company or Northland Company, to enter into any new Tenant Lease or amend any existing Tenant Lease, without the other party’s consent, not to be unreasonably withheld, conditioned or delayed, unless (i) same is on the current standard lease form for the applicable Property; (ii) provides for payment of monthly rent at the rates currently in effect for the applicable Property; (iii) is for a term of no less than one year nor more than 15 months; and (iv) does not provide any “free rent” or other concessions beyond those currently offered and consistent with current practice with respect to the applicable Property and only to the extent such “free rent” or other concessions are not so-called “back-ended”.
          (g) Each of Tarragon and Northland will keep all debt service payments and other payments owned in connection with the Tarragon Assumed Debt and the Northland Assumed Debt, as applicable, current on the Tarragon Property and the Northland Property and will not permit or suffer to exist any default under any Tarragon Debt Instrument or Northland Debt Instrument.
     7.2 Notification of Certain Matters. Tarragon shall give prompt notice to Northland, and Northland shall give prompt notice to Tarragon, of (a) the occurrence, or failure to occur, of any event that causes any representation or warranty herein or in any document relating to the transaction contemplated in this Agreement hereunder to be untrue or inaccurate in any material respect at any time from the date of this Agreement to each Closing Date, and b) any failure Tarragon, on the one hand, or Northland, on the other hand, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under any document relating to the transaction contemplated in this Agreement.
ARTICLE 8 — RISK OF LOSS
     8.1 Casualty. Each Contributor assumes all risks for damage to or injury occurring to its Contributed Property by fire, storm, accident, or any other casualty or cause (a “Casualty”) until the applicable Closing with respect to the Contributed Property has been completed.

Immediately after a Contributor has received notice of the occurrence of any Casualty between the date hereof and the applicable Closing, such Contributor shall give the other Contributors written notice thereof (a “Casualty Notice”), which Casualty Notice shall state the type, location and amount of damage to such Property, the portions of such Property affected by the Casualty and such Contributor’s good faith estimate of the loss of gross rental income that the Property will suffer while such Casualty is being repaired. If the affected Property is reasonably expected to suffer as a result of such Casualty a loss of gross rental income (taking into account any business interruption insurance proceeds) in excess of 20% of the Property’s pro forma gross rental income for the twelve (12) month period following the Casualty (a “Material Casualty”), then the Contributing Group receiving such Casualty Notice shall have the right, exercisable for a period of ten (10) Business days after its receipt of such Casualty Notice, to elect to terminate this Agreement with respect to such Property and any Company that owns, directly or indirectly, only such Property (the parties agreeing to cooperate in good faith to restructure the ownership of any Company that owns both direct or indirect interests in such Property and any direct or indirect interest in another Property so as to eliminate such overlapping interests). If this Agreement is terminated with respect to such Property and any such Company, none of the parties shall have any further right or obligation hereunder in respect of such Property or such Company, except as to provisions which by their terms survive termination of this Agreement, but this Agreement shall remain in effect with respect to all other Properties and Companies. If the Contributing Group receiving such Casualty Notice does not elect to terminate this Agreement as to such Property and any such Company, or if such Casualty is not a Material Casualty, then such Property shall remain subject to the terms of this Agreement and shall be contributed to the New Company by its Contributor, along with any insurance proceeds paid on account of such Casualty (including rental interruption insurance, but only for the period from and after the Prorations Date) not expended to repair the property prior to the Closing Date, and the New Company shall receive a credit against such Contributor’s Equity Value in the amount of any deductible payable by such Contributor or the applicable Contributed Company in connection with casualty coverage.
     8.2 Condemnation. If, prior to Closing, all or any significant portion of any Property is taken, or rendered unusable for its current purpose or reasonably inaccessible by eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), (a “Condemnation”), then, upon receipt of written notice of such action from any Authority, the Contributor of such Property shall immediately give the other Contributors written notice thereof (a “Condemnation Notice”), which Condemnation Notice shall state the nature of such Condemnation, the portions of such Property affected by the Condemnation and such Contributor’s good faith estimate of the loss of gross rental income that the Property will suffer as a result of such Condemnation. If the affected Property is reasonably expected to suffer as a result of such Condemnation a loss of gross rental income in excess of 20% of the Property’s pro forma gross rental income for the twelve (12) month period following the Condemnation (a “Material Condemnation”), then the Contributing Group receiving such Condemnation Notice shall have the right, exercisable for a period of ten (10) Business days after its receipt of such Condemnation Notice, to elect to terminate this Agreement with respect to such Property and any Company that owns, directly or indirectly, only such Property (the parties agreeing to cooperate in good faith to restructure the ownership of any Company that owns both direct or indirect interests in such Property and any direct or indirect interest in another Property so as to eliminate such overlapping interests). If this Agreement is terminated with respect to such Property and any such Company, none of the parties shall have any further right or obligation hereunder in respect of such Property or such Company, except as to provisions which by their terms survive termination of this Agreement, but this Agreement shall remain in effect with respect to all other Properties. If the Contributing Group receiving such Condemnation Notice does not elect to terminate this Agreement as to such Property and any such Company, or if such Condemnation is not a Material Condemnation, then such Property shall remain subject to the terms of this Agreement and shall be contributed to the New Company by its Contributor, along with any and all rights to the condemnation award in respect of such Condemnation (other than any portion thereof relating to loss of rental income for the period prior to the Prorations Date).
     8.3 Portfolio Termination Right. Notwithstanding anything to the contrary contained in Section 8.1 or 8.2, in the event that the Contributed Properties of either Contributing Group have suffered Material Casualties or Material Condemnations resulting in the termination of this Agreement with respect to such Properties representing more that 20% of the gross asset value (as such gross asset value is set forth on Schedule 1.1) of all the Properties of such Contributing Group, then the other Contributing Group shall have the right to terminate this Agreement by delivery of written notice thereof to the other parties, whereupon this Agreement shall terminate as to all Companies and Properties not contributed at a previous Closing, and the parties shall cease to have any further obligations or liabilities hereunder in respect thereof, other than obligations which by their terms expressly survive termination of this Agreement.
ARTICLE 9 — MISCELLANEOUS
     9.1 Brokers. Each party to this Agreement represents and warrants that neither it nor any of its Affiliates has had any contact or dealings regarding the Properties, or any communication in connection with the subject matter of the transactions contemplated by this Agreement, through any real estate broker or other person who can claim a right to a commission or finder’s fee in connection with therewith. In the event that any other broker or finder claims a commission or finder’s fee based upon any contact, dealings or communication, the party through whom or through whose Affiliate such other broker or finder makes its claim shall be responsible for such commission or fee and all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by the other party and its Affiliates in defending against the same. The party through whom or through whose Affiliate such other broker or finder makes a claim shall hold harmless, indemnify and defend the other party hereto, its successors and assigns, agents, employees, officers and directors, and the Property from and against any and all Losses, arising out of, based on, or incurred as a result of such claim. The provisions of this Section shall survive each Closing or termination of the parties’ obligations to consummate the transactions contemplated by this Agreement.
     9.2 Marketing. Each of Tarragon and Northland agrees not to market the Properties for sale during the term of this Agreement or entertain or discuss any offer to purchase or acquire the Properties or the Interests with any Person other than Northland, Tarragon and their Affiliates.
     9.3 Entire Agreement; No Amendment. This Agreement represents the entire agreement among each of the parties hereto with respect to the subject matter hereof. It is expressly understood that no representations, warranties, guarantees or other statements shall be valid or binding upon a party unless expressly set forth in this Agreement. It is further understood that any prior agreements or understandings between the parties with respect to the subject matter hereof have merged in this Agreement, which alone fully expresses all agreements of the parties hereto as to the subject matter hereof and supersedes all such prior agreements and understandings. This Agreement may not be amended, modified or otherwise altered except by a written agreement signed by the party hereto against whom enforcement is sought. It is agreed that no obligation under this Agreement which by its terms is to be performed or continue to be performed after Closing and no provision of this Agreement which is expressly to survive Closing shall merge upon Closing, but shall survive Closing. Notwithstanding the foregoing, after December 31, 2008, press releases regarding the New Company that have been reviewed and approved by the Board of Managers of the New Company shall not be subject to the prior written approval of the parties hereto.
     9.4 Certain Expenses. Each party hereto will pay all of its own expenses incurred in connection with this Agreement and the transactions contemplated hereby (whether or not the Closing shall take place), including, without limitation, all costs and expenses herein stated to be borne by such party and all of its respective accounting, legal, investigatory and appraisal fees. Tarragon shall be responsible for paying (i) all amounts required to be paid to the holder of the Tarragon Assumed Debt in connection with the assumption and/or transfer of the Tarragon Assumed Debt as a result of the transaction contemplated herein, (ii) all applicable State, County and City transfer taxes and/or transfer fees due in connection with the transfer of the Tarragon Property or assignment of the Tarragon Company Interests to the New Company, (iii) all costs associated with obtaining and issuing the any title policies with respect to the Tarragon Properties, including, without limitation, examination costs, commitment fees and premiums, and (iv) all costs associated with obtaining applicable UCC searches with respect to Tarragon or the Tarragon Companies and all costs associated with obtaining any surveys of the Tarragon Property, but in the case of items (i), (iii) and (iv) above, only to the extent any of the foregoing is required in order to obtain the Tarragon Lender Consents. Northland shall be responsible for paying (a) all amounts required to be paid to the holder of the Northland Assumed Debt in connection with the assumption and/or transfer of the Northland Assumed Debt as a result of the transaction contemplated herein, (b) all applicable State, County and City transfer taxes and/or transfer fees due in connection with the transfer of the Northland Property or assignment of the Northland Company Interests to the New Company, (c) all costs associated with obtaining and issuing any title policies with respect to the Northland Properties, including, without limitation, examination costs, commitment fees and premiums, and (d) all costs associated with obtaining applicable UCC searches with respect to Northland or the Northland Companies and all costs associated with obtaining any surveys of the Northland Property, but in the case of items (a), (c) and (d) above, only to the extent any of the foregoing is required in order to obtain the Northland Lender Consents. Any recording or escrow fees incurred in connection with the transfer of title to or contribution of the Tarragon Property or the Tarragon Company Interests as contemplated by this Agreement shall be paid by Tarragon. Any recording or escrow fees incurred in connection with the transfer of title to or contribution of the Northland Property or the Northland Company Interests as contemplated by this Agreement shall be paid by Northland. All other costs and charges in connection with the purchase and sale of the Properties contemplated by this Agreement not otherwise provided for in this Agreement shall be allocated by standard accounting and conveyancing practices in the relevant jurisdiction in which each such Property is located.

     9.5 Notices. Any notice or communication required under or otherwise delivered in connection with this Agreement to any of the parties hereto shall be written and shall be delivered to such party at the following address:
     If to Tarragon:
Tarragon Corporation
423 West 55th Street – 12th Floor
New York, NY 10019
Attn: William S. Friedman
Phone: (212) 949-5000
Fax: (646) 354-2171
     with copies to:
Tarragon Corporation
3100 Monticello, Ste. 200
Dallas, TX 75205
Attn: Kathryn Mansfield, Esq.
Phone: (214) 599-2250
Fax: (214) 599-2250
Jones Day
222 East 41st Street
New York, NY 10017
Attn: Kent R. Richey, Esq.
Phone: (212) 326-3481
Fax: (212) 755-7306
     If to Ansonia:
Ansonia LLC
c/o Tarragon Corporation
423 West 55th Street, 12th Floor
New York, NY 10019
Attn: Robert Rothenberg
Fax: (212) 687-1345
     With a copy to:
Holland & Knight LLP
195 Broadway
New York, New York 10007
Attn: Jim Spitzer, Esq.
Facsimile: 212-341-7292

     If to Northland:
c/o Northland Investment Corporation
2150 Washington Street
Newton, MA 02462
Attn: Steven P. Rosenthal
Phone: (617) 630-7240
Fax: (617) 630-7201
     with a copy to:
Northland Investment Corporation
2150 Washington Street
Newton, MA 02462
Attn: Suzanne Abair, Esq.
Phone: (617) 630-7275
Fax: (617) 630-7201
     with a copy to:
Goodwin Procter LLP
Exchange Place
53 State Street
Boston, MA 02109
Attn: Minta E. Kay, Esq. and Gilbert G. Menna, Esq.
Phone: (617) 570-1877 and (617) 570-1433
Fax: (617) 570-1231
All notices, demands, solicitations of consent or approval, and other communications hereunder shall be in writing and shall be sufficiently given if personally delivered, transmitted by facsimile, sent by electronic transmission or sent postage prepaid by overnight courier or registered or certified mail, return receipt requested. Notices shall be deemed to have been given when personally delivered or when transmitted on a Business Day by electronic transmission with confirmation of receipt or by facsimile with machine generated confirmation of transmission without notation of error, if sent before 5:00 p.m. local time of the recipient, otherwise the following Business Day, or, if mailed or sent by overnight courier, on the date on which received.
     9.6 No Assignment. Except as provided in this Section below, neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties.
     9.7 Governing Law. The laws of the State of New York shall govern the validity, enforcement and interpretation of this Agreement.
     9.8 Multiple Counterparts. This Agreement may be executed in multiple counterparts. If so executed, all of such counterparts shall constitute but one agreement, and, in proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart.
     9.9 Further Assurances. From and after the date of this Agreement and after the Closing, the parties hereto shall take such further actions and execute and deliver such further documents and instruments as may be reasonably requested by the other party and are reasonably necessary to provide to the respective parties hereto the benefits intended to be afforded hereby, including, without limitation, all books and records relating to the Property and the addresses of all parties.
     9.10 Miscellaneous. Whenever herein the singular number is used, the same shall include the plural, and the plural shall include the singular where appropriate, and words of any gender shall include the other gender when appropriate. The headings of the Articles and the Sections contained in this Agreement are for convenience only and shall not be taken into account in determining the meaning of any provision of this Agreement. The words “hereof” and “herein” refer to this entire Agreement and not merely the Section in which such words appear. If the last day for performance of any obligation hereunder is not a Business Day, then the deadline for such performance or the expiration of the applicable period or date shall be extended to the next Business Day. All references to Sections, Articles, Exhibits or Schedules are to Sections, Articles, Exhibits or Schedules of or to this Agreement. The terms “include” and “including” are to be construed as if followed by the phrase “without limitation”, regardless whether such phrase actually appears.
     9.11 Invalid Provisions. If any provision of this Agreement (except the provision relating to Tarragon’s obligation to contribute the Tarragon Property, Northland’s obligation to contribute the Northland Property, the New Company’s obligation to issue the Common Units, the invalidity of which shall cause this Agreement to be null and void) is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.
     9.12 Confidentiality; Publicity. Each of Tarragon and Northland agrees to maintain in confidence through Closing, unless otherwise required by applicable Law, public reporting or listing requirements or accounting or auditing standards to disclose, all material and confidential information received from Tarragon or Northland or otherwise regarding the Properties. In the event this Agreement is terminated, each party shall promptly return to the other party all materials delivered to such party. Tarragon and Northland agree that, prior to the Closing Date, none of them, without the prior written consent of the other, shall publicly or privately reveal any information relating to the existence or terms and conditions of the transactions contemplated hereby, except as permitted in this Section. Each party agrees that nothing in this Section shall prevent such party from disclosing or accessing any information otherwise deemed confidential under this Section (i) in connection with the enforcement of its rights hereunder, or (ii) pursuant to any legal requirement, including, without limitation, any securities Laws, any reporting or listing requirement or any accounting or auditing standard. Tarragon and Northland further agree that nothing in this Section shall prevent any of them from disclosing or accessing any information otherwise deemed confidential under this Section to its respective agents, employees, counsel and other third parties to the extent reasonably necessary to perform due diligence and complete the transactions contemplated hereby.
     9.13 Press Releases and Public Announcements. Except as the disclosing party may determine to be required by applicable law or any listing agreement with any national securities exchange or The NASDAQ Stock Market, the parties shall consult with each other before issuing any press release or otherwise making public statements with respect to this Agreement and the transactions contemplated by this agreement including transactions and agreements relating to the formation of the New Company and shall not issue any press release or make any public announcement relating to the subject matter of this Agreement or the New Company without the prior written approval of the other party (which written approval shall not be unreasonably withheld or delayed). The parties have agreed upon the form of press release announcing the execution of this Agreement, the formation of the New Company and the other transactions related thereto.
     9.14 Time of Essence. Time is of the essence with respect to this Agreement.
     9.15 No Recordation. Northland and Tarragon each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded and each of Northland and Tarragon agrees (a) not to file any notice of pendency or other instrument (other than a judgment) against the Northland Property or the Tarragon Property or any portion thereof in connection herewith and (b) to indemnify the other party against all Losses incurred by the other party by reason of the filing of such notice of pendency or other instrument. Notwithstanding the foregoing, if the same is permitted pursuant to applicable Laws, either party shall be entitled to record a notice of lis pendens if such party is entitled to seek (and is actually seeking) specific performance of this Agreement by the other party in accordance with the terms of Article 6 hereof.
     9.16 Representatives. NIC shall act as the sole agent for the Northland Contributors and shall be authorized to exercise all rights of each of the Northland Contributors pursuant to this Agreement, including delivering any notice or granting any consent or waiver hereunder, and the other Contributors shall be entitled to rely on any action taken by NIC as being taken on behalf of all of the Northland Contributors. The rights of the Northland Contributors under this Agreement shall be exercised only by NIC on behalf of the Northland Contributors, and no other Northland Contributor shall be separately entitled to exercise any such rights. A copy of any notice required to be delivered hereunder to any Northland Contributor shall be required to be delivered to only NIC. Tarragon Corporation shall act as the sole agent for the Tarragon Contributors and shall be authorized to exercise all rights of each Contributor of the Tarragon Contributors pursuant to this Agreement, including delivering any notice or granting any consent or waiver hereunder, and the other Contributors shall be entitled to rely on any action taken by Tarragon Corporation as being taken on behalf of all of the Tarragon Contributors. The rights of the Tarragon Contributors under this Agreement shall be exercised only by Tarragon Corporation on behalf of the Tarragon Contributors, and no other Tarragon Contributors shall be separately entitled to exercise any such rights.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement as an instrument under seal as of the date and year first above written.
NORTHLAND:

Northland Portfolio L.P.

By: Northland Portfolio Partners LLC, Its General Partner

By:	/s/ Steven P. Rosenthal

Northland Fund L.P.

By:	Northland Fund I Partners L.P., Its General Partner

By: Northland Fund I Partners, Inc., Its General Partner

By: /s/ Steven P. Rosenthal

Northland Fund II, L.P.

By:	Northland Fund II Partners LLC, Its General Partner

By: /s/ Steven P. Rosenthal

Northland Fund III, L.P.

By:	Northland Fund III Partners LLC, Its General Partner

By: /s/ Steven P. Rosenthal

Northland Investment Corporation

By:	/s/ Steven P. Rosenthal

Northland Austin Investors LLC

By:	/s/ Steven P. Rosenthal

Austin Investors L.P.

By:	Northland Austin Partners LLC, Its General Partner

By: /s/ Steven P. Rosenthal

Drake Investors L.P.

By:	Northland Drake Partners LLC, Its General Partner

By: /s/ Steven P. Rosenthal

Tatstone Investors L.P.

By:	Northland Tatstone Partners LLC, Its General Partner

By: /s/ Steven P. Rosenthal

TARRAGON: Tarragon Corporation
By:	/s/ William S. Friedman
Name: William S. Friedman,
Title: Chief Executive Officer

ANSONIA LLC
By:	/s/ Robert P. Rothenberg
Robert P. Rothenberg
Member Manager

By:	/s/ Richard S. Frary
Richard S. Frary
Member Manager

List Schedules and Exhibit to Agreement to Contribute
Schedules
Schedule A-1 – List of Entities Owned by Northland Portfolio
Schedule A-2 – List of Entities Owned by Northland Fund I
Schedule A-3 – List of Entities Owned by Northland Fund II
Schedule A-4 – List of Entities Owned by Northland Fund III
Schedule A-5 – List of Entities Owned by NIC
Schedule A-6 – List of Entities Owned by Tarragon and Ansonia
Schedule A-7 – List of Entities Owned by Tarragon Upon Restructuring
Schedule B-1 – List of Real Property Owned by Northland Portfolio Companies
Schedule B-2 – List of Real Property Owned by Northland Fund I Companies
Schedule B-3 – List of Real Property Owned by Northland Fund II Companies
Schedule B-4 – List of Real Property Owned by Northland Fund III Companies
Schedule B-5 – List of Real Property Owned by NIC Companies
Schedule B-6 – List of Real Property Owned by Tarragon Companies
Schedule C-1 – List of Northland Property Names Included in Intangibles
Schedule C-2 – List of Tarragon Property Names Included in Intangibles
Schedule D-1 – List of Personal Property Owned by Northland Portfolio Companies
Schedule D-2 – List of Personal Property Owned by Northland Fund I Companies
Schedule D-3 – List of Personal Property Owned by Northland Fund II Companies
Schedule D-4 – List of Personal Property Owned by Northland Fund III Companies
Schedule D-5 – List of Personal Property Owned by NIC Companies
Schedule D-6 – List of Personal Property Owned by Tarragon Companies
Schedule E-1 – Northland Assumed Debt
Schedule E-2 – Tarragon Assumed Debt
Schedule F-1 – Northland Contribution Percentage
Schedule F-2 – Tarragon Contribution Percentage
Schedule G – Tarragon Restructuring
Schedule 1.1 – Calculation of Equity Value of Each Party
Schedule 2.1(a) – Tarragon GE Assumed Debt
Schedule 2.1(c) – List of Tarragon Consents
Schedule 2.1(f) – Pending Tarragon Litigation
Schedule 2.1(h)(iv) – Tarragon Rent Roll for Each Tarragon Property
Schedule 2.2(c) – List of Northland Consents
Schedule 2.2(f) – Pending Northland Litigation
Schedule 2.2(h)(iv) – Northland Rent Roll for Each Northland Property
Schedule 3.2(d) – List of Tarragon Defaults
Schedule 3.2(e) – List of Tarragon Violations of Laws
Schedule 3.2(l) – Tarragon Notices Regarding Environmental Laws
Schedule 3.2(m) – List of Tarragon Mechanic Liens
Schedule 3.2(r) – Tarragon Tax Audit Exceptions
Schedule 3.2(v) – Intentionally Omitted
Schedule 3.3(d) – List of Northland Defaults
Schedule 3.3(e) – List of Northland Violations of Laws

Schedule 3.3(l) – Northland Notices Regarding Environmental Laws
Schedule 3.3(m) – List of Northland Mechanic Liens
Schedule 3.3(r) – Northland Corporate Entities
Schedule 3.3(v) – Activities of Northland Companies
Schedule 3.3(w) – Condominiums
Exhibits
Exhibit A – Form of Limited Liability Company Agreement of New Company
Exhibit B – Form of Interim Management Agreement
Exhibit C – Form of Assignment
Exhibit D – Form of Tax Matters Agreement
Exhibit E – Form of Limited Liability Company Agreement of Management JV
Exhibit F – Form of License Agreement